SCHEDULE 14A INFORMATION
(Rule 14a-101)
Information Required in Proxy Statement

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934.
Filed by the Registrant (X)

Filed by a Party other than the Registrant (  )

Check the appropriate box:

( )	Preliminary Proxy Statement
( )	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
(X)	Definitive Proxy Statement
( )	Definitive Additional Materials
( )	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

APPLIED DIGITAL SOLUTIONS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)	No fee required

( )	Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies;
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined);
(4)	Proposed maximum aggregate value of transaction;
(5)	Total Fee Paid.
( )	Fee paid previously with previous materials.

( )	Check box if any of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid;
(2)	Form, Schedule or Registration Statement No.;
(3)	Filing Party;
(4)	Date Filed.

Michael E. Krawitz
Executive Vice President, General Counsel and Secretary

June 9, 2004

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Applied Digital Solutions, Inc., which will be held on July 24, 2004, at 9:00 a.m., Eastern Daylight Savings Time, at the Delray Beach Marriott Hotel, 10 North Ocean Boulevard, Delray Beach, Florida 33483.

     The enclosed notice of meeting identifies each business item for your action. These items and the vote the Board of Directors recommends are:

	Item	Recommended Vote
1.	Election of two directors to hold office until the 2007 Annual Meeting of Shareholders and ratification of the appointment of one director to hold office until the 2006 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;	FOR

2.	Ratification of the appointment of Eisner LLP as independent auditors of the Company for the year ended December 31, 2004;	FOR

3.	Approval of an amendment of the Company’s 2003 Flexible Stock Plan to increase the number of authorized shares of common stock issuable under the plan from 1,400,000 to 2,600,000 shares;	FOR

4.	Ratification of options granted to a new director of the Company; and	FOR

5.	To transact such other business as may properly come before the Meeting or at any adjournment thereof.	FOR

     The Company has also included a Proxy Statement that contains more information about these items and the meeting.

     If you plan to attend the meeting, please mark the appropriate box on your proxy card to help the Company plan for the meeting. You will need an admission card to attend the meeting. If your shares are registered in your name, you are a shareholder of record. Your admission card is attached to your proxy card, and you will need to bring it with you to the meeting. If your shares are in the name of your broker or bank, your shares are held in street name. Ask your broker or bank for an admission card in the form of a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your brokerage statement with you to the meeting so that the Company can verify your ownership of the Company’s stock on the record date and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

     Your vote is important regardless of the number of shares you own. The Company encourages you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All shareholders can vote by written proxy card. Many shareholders also can vote by proxy via a touch-tone telephone from the U.S. and Canada, using the toll-free number on your proxy card or via the Internet using the instructions on your proxy card. In addition, shareholders may vote in person at the meeting as described above.

     EACH SHAREHOLDER IS URGED TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD, USING THE TELEPHONE VOTING SYSTEM, OR ACCESSING THE WORLD WIDE WEB SITE INDICATED ON YOUR PROXY CARD TO VOTE VIA THE INTERNET. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

Sincerely,

MICHAEL E. KRAWITZ Executive Vice President, General Counsel and Secretary

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF
APPLIED DIGITAL SOLUTIONS, INC.:

     The 2004 Annual Meeting of Shareholders of Applied Digital Solutions, Inc., a Missouri corporation (the “Company”), whose new headquarters are located in Delray Beach, Florida, will be held at the Delray Beach Marriott Hotel, 10 North Ocean Boulevard, Delray Beach, Florida 33483, on July 24, 2004, at 9:00 a.m., Eastern Daylight Savings Time, for the following purposes:

  To elect two directors to hold office until the 2007 Annual Meeting of Shareholders, and to ratify the appointment of one director to hold office until the 2006 Annual Meeting of Shareholders, and until their successors have been duly elected and qualified;

  To ratify the appointment of Eisner LLP as the Company’s independent auditors for the year ended December 31, 2004;

  To approve an amendment of the Company’s 2003 Flexible Stock Plan to increase the number of authorized shares of common stock issuable under the plan from 1,400,000 to 2,600,000 shares;

  To ratify options granted to a new director of the Company; and

  To transact such other business as may properly come before the Meeting and at any adjournment thereof.

     The Board of Directors has fixed the close of business on May 28, 2004 as the record date for the determination of shareholders entitled to receive notice of the meeting and vote, or exercise voting rights through a voting trust, as the case may be, at the meeting and any adjournments or postponements of the meeting. The Company will make available a list of holders of record of the Company’s common stock as of the close of business on May 28, 2004, for inspection during normal business hours at the new offices of the Company, 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445 for ten business days prior to the meeting. This list will also be available at the meeting.

By Order of the Board of Directors

MICHAEL E. KRAWITZ Executive Vice President, General Counsel and Secretary

Delray Beach, Florida
June 9, 2004

1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445

June 9, 2004

PROXY STATEMENT
FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 24, 2004

     The Board of Directors of Applied Digital Solutions, Inc., a Missouri corporation (the “Company”), whose new headquarters are located in Delray Beach, Florida, furnishes you with this Proxy Statement to solicit proxies on its behalf to be voted at the 2004 Annual Meeting of Shareholders of the Company. The meeting will be held at the Delray Beach Marriott Hotel, 10 North Ocean Boulevard, Delray Beach, Florida 33483, on July 24, 2004, at 9:00 a.m., Eastern Daylight Savings Time, subject to adjournment or postponement thereof (the “Meeting”). The proxies also may be voted at any adjournments or postponements of the Meeting. This Proxy Statement and the accompanying form of Proxy are first being mailed to the shareholders of the Company on or about June 9, 2004.

Voting and Revocability of Proxies

     All properly executed written proxies and all properly completed proxies voted by telephone or via the Internet and delivered pursuant to this solicitation (and not revoked later) will be voted at the Meeting in accordance with the instructions of the shareholder. Below is a list of the different votes shareholders may cast at the Meeting pursuant to this solicitation.

     In voting on the (i) election of the two directors to serve until the 2007 Annual Meeting of Shareholders, and (ii) the ratification of the appointment of one director to serve until the 2006 Annual Meeting of Shareholders, shareholders may vote in one of the three following ways:

  in favor of the nominees and the appointee,

  withhold votes as to the nominees and the appointee, or

  withhold votes as to a specific nominee or the appointee.

     In voting on (i) the ratification of the appointment of Eisner LLP as independent auditors of the Company for the year ending December 31, 2004, (ii) the approval of an amendment of the Company’s 2003 Flexible Stock Plan to increase the number of authorized shares of common stock issuable under the plan from 1,400,000 to 2,600,000 shares, and (iii) the ratification of options granted to a new director of the Company, in all such votes, shareholders may vote in one of the three following ways:

  in favor of the item,

  against the item, or

  against from voting on the item.

     Shareholders should specify their choice for each matter on the enclosed form of Proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of the directors as set forth herein, FOR the ratification of the appointment of Eisner LLP as independent auditors of the Company for the year ending December 31, 2004, FOR the approval of an amendment of the Company’s 2003 Flexible Stock Plan to increase the number of authorized shares of common stock issuable under the plan from 1,400,000 to 2,600,000 shares, and FOR the ratification of options granted to a new director of the Company.

     In addition, if other matters come before the Meeting, the persons named in the accompanying form of Proxy will vote in accordance with their best judgment with respect to such matters. A shareholder submitting a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Meeting, by giving written notice to the Company’s Secretary bearing a later date than the proxy or by giving a later dated proxy. Any written notice revoking a proxy should be sent to the Company’s proxy tabulator: ADP Investor Communication Services, Inc., 51

Mercedes Way, Edgewood, NY 11717. Proxies signed by brokers with no further statements indicated on the Proxy and shares as to which proxy authority has been withheld with respect to any matter will be counted for quorum and for purposes of determining the number of shares entitled to vote on a matter. Broker non-votes (Proxies where the broker has added statements such as “non-vote,” “no vote” or “do not vote”) are not counted for quorum or for purposes of determining the number of shares entitled to vote on a matter. The presence in person or by proxy of the holders of the shares representing a majority of all outstanding shares will constitute a quorum. Approval of all of the items will require the affirmative vote of a majority of the shares entitled to vote that are present in person or represented by proxy at the Meeting.

     The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by shareholders interested in voting via the telephone or the Internet are set forth on the proxy card. If the proxy card does not contain these instructions, these options are not available.

Record Date and Share Ownership

     Owners of record of shares of the Company’s common stock at the close of business on May 28, 2004 (the “Record Date”), will be entitled to vote at the Meeting or adjournments or postponements thereof. Each owner of record of the Company’s common stock on the Record Date is entitled to one vote for each share of common stock so held.

     As of the close of business on May 28, 2004, there were 52,482,744 shares of common stock outstanding entitled to vote at the Annual Meeting (all such shares being referred to herein as the “shares” and all holders thereof being referred to as the “shareholders” of the Company). A majority of the shares must be present, in person or by proxy, to conduct business at the Meeting.

i

ELECTION AND RATIFICATION OF APPOINTMENT OF DIRECTORS

(Item 1)

Board of Directors

     The Company’s Board of Directors is divided into three classes. A class of directors is elected each year to serve for a three-year term and until the directors’ successors are duly elected and qualified, which has been the practice of the Company since 1998. The shareholders elect approximately one-third of the members of the Board of Directors annually. Directors may only be removed for cause. Any director appointed by the Board of Directors to fill a vacancy on the Board serves the balance of the unexpired term of the class of directors in which the vacancy occurred. The terms of Scott R. Silverman and Michael S. Zarriello will expire at the 2004 Annual Meeting, and Scott R. Silverman and Michael S. Zarriello have been nominated to stand for reelection at the Meeting to hold office until the 2007 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. In addition, J. Michael Norris has been appointed by the Board of Directors to fill the vacancy created upon Richard S. Friedland’s resignation and to hold office until the 2006 Annual Meeting of Shareholders and until his successor is duly elected and qualified. As of June 9, 2004, the Company had two vacancies on the Board of Directors resulting from the resignations of Arthur F. Noterman on June 4, 2003 and of Mercedes Walton during 2001, which have not yet been filled. Proxies may not be voted for a greater number of persons than the nominees and appointee identified below.

     Cumulative voting does not apply in the election of directors. Unless otherwise indicated, the shares represented by this proxy will be voted for each nominee/appointee named below. Should any one or more of these nominees or appointee become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of directors, designate substitute nominees, in which event the persons named in the enclosed Proxy will vote proxies that would otherwise be voted for all named nominees/appointee for the election of such substitute nominee or nominees.

Vote Required

     In order to approve this proposal, the affirmative vote of the majority of the votes cast at the meeting, in person or by proxy, must be received in favor of this proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the election and ratification of the appointment of directors.

Recommendation of the Board of Directors

     The Board of Directors of the Company recommends a vote FOR Scott R. Silverman and Michael S. Zarriello to hold office until the 2007 Annual Meeting of Shareholders, and FOR J. Michael Norris to hold office until the 2006 Annual Meeting of Shareholders, and until their successors are duly elected and qualified.

     Biographical and other information concerning our directors and the nominees for election at the meeting is set forth below.

NOMINEES FOR ELECTION TO TERMS EXPIRING 2007

     Scott R. Silverman: Mr. Silverman, age 40, previously served since August 2001 as a special advisor to the Board of Directors. In March 2002, he was appointed to the Board of Directors and named President. In March 2003, he was appointed Chairman of the Board and Chief Executive Officer. From September 1999 to March 2002, Mr. Silverman operated his own private investment-banking firm, and from October 1996 to September 1999, he served in various capacities for the Company including positions related to business development, corporate development and legal affairs. From July 1995 to September 1996, he served as President of ATI Communications, Inc., one of the Company’s subsidiaries. He began his career as an attorney specializing in commercial litigation and communications law at the law firm of Cooper Perskie in Atlantic City, New Jersey, and Philadelphia, Pennsylvania. Mr. Silverman is a graduate of the University of Pennsylvania and Villanova University School of Law. Mr. Silverman currently serves on the board of directors of the Company’s majority-owned subsidiary, Digital Angel Corporation.

     Michael S. Zarriello: Mr. Zarriello, age 54, was appointed a director effective May 9, 2003, and serves as a member of the Audit Committee and of the Nominating Committee of the Board of Directors. Mr. Zarriello has served as a member of the board of directors of the Company’s majority-owned subsidiary, Digital Angel Corporation, since September 2003, and he currently serves as a member of the Compensation Committee of Digital Angel Corporation’s board of directors. He has served as Senior Vice President and Chief Financial Officer for Rural/Metro Corporation in Scottsdale, Arizona since July 2003. Mr. Zarriello was a Senior Managing Director of Jesup & Lamont Securities Corporation and President of Jesup & Lamont Merchant Partners LLC from 1998 to 2003. From 1989 to 1997, Mr. Zarriello was a Managing Director-Principal o f Bear Stearns & Co., Inc. and from 1989 to 1991 he served as Chief Financial Officer of the Principal Activities Group that invested the Bear Stearns’ capital in middle market companies. Prior to that time, he has held positions as Chief Financial Officer of United States Leather Holdings, Inc., Chief Financial Officer of Avon Products, Inc. Healthcare Division and Assistant Corporate Controller for Avon. He graduated with a Bachelors of Science degree from the State University of New York at Albany; he also holds a Masters in Business Administration from Fairleigh Dickinson University. Mr. Zarriello holds several licenses from the National Association of Securities Dealers.

APPOINTEE TO TERM EXPIRING 2006

     J. Michael Norris: Mr. Norris, age 57, was appointed a director on January 12, 2004, and serves as a member of the Audit Committee and as Chairman of the Technology Committee of the Board of Directors. Mr. Norris served as the Chairman and Chief Executive Officer of Next Level Communications before it was acquired by Motorola in the spring of 2003. Prior to joining Next Level Communications, Mr. Norris was a Senior Vice President and General Manager of the Network Management Group where he was responsible for Motorola’s global Cellular Operating Joint Ventures, International Satellite Gateway Operations and Wireless Resale Operations for approximately 10 years. Mr. Norris holds a bachelor’s degree with a specialization in economics and a master’s degree with a specialization in finance, from Rollins College, Winter Pa rk, Florida.

INCUMBENT DIRECTOR—TERM EXPIRING 2005

     Daniel E. Penni: Mr. Penni, age 56, has served as a director since March 1995, and is Chairman of the Compensation Committee and serves as a member of the Audit, Nominating and Compliance Committees of the Board of Directors. Currently, he is an Area Senior Vice President for Arthur J. Gallagher & Co. (NYSE:AJG), and previously, since March 1998, he has held several positions including Area Executive Vice President for Arthur J. Gallagher & Co. He has worked in many sales and administrative roles in the insurance business since 1969. He is the managing member of the Norsman Group Northeast, LLC, a private sales and marketing company focused on Internet-based education and marketing and serves as Treasurer and Chairman of the Finance Committee of the Board of Trustees of the Massachusetts College of Pharmacy and Health Scienc es. Mr. Penni graduated with a Bachelor of Science Degree in 1969 from the School of Management at Boston College.

INCUMBENT DIRECTOR—TERM EXPIRING 2005

     Dennis G. Rawan: Mr. Rawan, age 60, was appointed a director effective December 10, 2002, and serves as Chairman of the Nominating Committee and as Chairman of the Audit Committee of the Board of Directors. Mr. Rawan was Chief Financial Officer of Expo International, Inc. (“Expo”) from 1996 until his retirement in 2000. Expo provides information technology products and services to the event industry. For over 20 years prior to joining Expo, Mr. Rawan was a certified public accountant (CPA) providing audit, review, tax and financial statement preparation services for a variety of clients. From 1970 to 1988, while working as a CPA, Mr. Rawan taught graduate level accounting courses at Babson College. Mr. Rawan earned a Bachelor of Arts Degree and a Master of Business Administration degree from Northeastern University.

INCUMBENT DIRECTOR—TERM EXPIRING 2006

     Constance K. Weaver: Ms. Weaver, age 51, was elected a director in July 1998. She serves as a member of the Compensation, Nominating and Technology Committees, and as Chairman of the Compliance Committee of the Board of Directors. Ms. Weaver is Executive Vice President, Public Relations, Marketing Communications and Brand Management for AT&T Corporation (AT&T) (NYSE:T). From 1996 to October 2002, Ms. Weaver was Vice

President, Investor Relations and Financial Communications for AT&T. From 1995 through 1996, she was Senior Director, Investor Relations and Financial Communications for Microsoft Corporation. From 1993 to 1995, she was Vice President, Investor Relations, and, from 1991 to 1993, she was Director of Investor Relations for MCI Communications, Inc. She earned a Bachelor of Science degree from the University of Maryland in 1975 and has completed post-graduate financial management, marketing and strategic planning courses at The Wharton School of the University of Pennsylvania, Stanford University, Columbia University and Imede (Switzerland).

Board Meetings and Committees

     The Board of Directors held 11 meetings during 2003 and acted by unanimous written consent in lieu of a meeting 38 times, as permitted by the applicable state law. During 2003, all directors attended 75% or more of the meetings of the Board of Directors and Committees to which they were assigned.

     The Company has standing Audit, Compensation, Nominating, Compliance and Technology Committees of the Board of Directors, each of which are more fully discussed below.

     Audit Committee

     The Audit Committee is comprised of four members of the Board of Directors. Currently, the Audit Committee members are Dennis G. Rawan, Daniel E. Penni, J. Michael Norris, and Michael S. Zarriello. Mr. Rawan is the Chairman of the Audit Committee. The Audit Committee recommends for approval by the Board of Directors a firm of certified public accountants who audit the Company’s consolidated financial statements for the fiscal year in which they are appointed, and who monitor the effectiveness of the audit effort, the internal and financial accounting organization and controls and financial reporting. The Audit Committee held four meetings and acted by written consent four times during 2003. The duties of the Audit Committee are also to oversee and evaluate the Company’s independent certified public accountants, to meet with the Company’s independent certified public accountants to review the scope and re sults of the audit, to approve non-audit services provided to the Company by its independent certified public accountants, and to consider various accounting and auditing matters related to the Company’s system of internal controls, financial management practices and other matters. The Audit Committee complies with the provisions of the Sarbanes-Oxley Act of 2002. The Audit Committee members are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, as applicable, and as may be modified or supplemented and as defined by the Sarbanes-Oxley Act of 2002.

     Compensation Committee

     The Compensation Committee consists of Daniel E. Penni and Constance K. Weaver. Mr. Penni is Chairman of the Compensation Committee. The Compensation Committee administers the Company’s 1996 Non-Qualified Stock Option Plan, the 1999 Flexible Stock Plan, the 2003 Flexible Stock Plan and the 1999 Employee Stock Purchase Plan, including the review and grant of stock options to officers and other employees under such plans, and recommends the adoption of new plans. The Compensation Committee also reviews and approves various other compensation policies and matters and reviews and approves salaries and other matters relating to the Company’s senior officers. The Compensation Committee reviews all senior corporate employees after the end of each fiscal year to determine compensation for the subsequent year. Particular attention is paid to each employee’s contributions to the Company’s current and future s uccess and their salary level, as compared to the market value of personnel with similar skills and responsibilities. The Compensation Committee also looks at accomplishments, which are above and beyond management’s normal expectations for their positions. The Compensation Committee met two times and acted by written consent six times during 2003.

     Nominating Committee

     The Nominating Committee was formed during May 2004 to consider and nominate candidates for election to the Company’s Board of Directors. The Nominating Committee consists of Dennis G. Rawan, who serves as its Chairman, Daniel E. Penni, J. Michael Norris, Constance K. Weaver, and Michael S. Zarriello, all of whom are independent members of the Company’s Board of Directors. The nominating committee has a charter, a copy of which is attached to this Proxy Statement as Appendix A. The nominating committee has met one time since its formation in 2004.

     Compliance Committee

     The Compliance Committee was formed in 2003 to ensure that the Company and its employees maintain the highest standards of compliance with both external and internal rules, regulations and good practices. The Compliance Committee consists of Constance K. Weaver, who serves as its Chairman, and Daniel E. Penni. The Compliance Committee has no charter. The Compliance Committee met one time during 2003.

     Technology Committee

     The Technology Committee was formed in January 2004. The Technology Committee was formed to assume an active role in the development and marketing of the Company’s advanced technology products, such as VeriChipTM and Thermo LifeTM, and to participate in the identification and development of future technology products. The Technology Committee consists of J. Michael Norris, who serves as its Chairman, and Constance K. Weaver. The Technology Committee has no charter. The Technology Committee has met one time since its formation in 2004.

     Executive Sessions of the Board

     In 2003, the Company’s Board of Directors adopted a formal policy of meeting in executive session, with only independent directors being present, on a regular basis and at least two times each year. During 2003, the Board of Directors met in executive session once per quarter in the third and fourth quarters of the year.

     Qualifications of Candidates for Election to the Board

     The Company’s Board of Directors takes a critical role in guiding the Company’s strategic direction, and it oversees the management of Company. When candidates for the Board of Directors are considered, they are evaluated based upon various criteria, such as their broad-based business and professional skills and experiences, experience serving as management of or on the board of directors of other companies, concern for the long-term interests of the stockholders, financial literacy and personal integrity in judgment. The Board of Directors seeks to attract highly qualified directors who have sufficient time to attend to their duties as members of the Board and its various committees and to their responsibilities to the Company.

     Director candidates for the Company’s Board of Directors are considered for vacant seats if they (i) are independent, in accordance with applicable law and stock exchange listing standards, (ii) demonstrate high ethical standards, professionalism, and integrity in their personal and professional dealings, (iii) are willing to commit themselves to their duties as members of the Company’s Board of Directors, (iv) possess the appropriate knowledge and understanding of fundamental financial statements, (v) have substantial relevant business, technological or government experience, (vi) provide a diverse set of skills, backgrounds and experiences in order to provide varying perspectives, (vii) have no identified conflicts of interest with the Company, (viii) have not been convicted in a criminal proceeding other than traffic violations during the five years before the date of selection, and (ix) are willing to comply wit h the Company’s code of ethics. The Company retains the right to modify these minimum qualifications from time to time. Exceptional candidates who do not meet all of these criteria may still be considered.

     Process for Identifying and Evaluating Candidates for Election to the Board

     The role of the Nominating Committee of the Board of Directors, which was formed in May 2004, is to review the qualifications and backgrounds of any candidates for the Company’s Board of Directors, its current members, as well as the overall composition of the Board. (Prior to the formation of the Nominating Committee, the entire Board evaluated candidates based upon the qualifications outlined above). In the case of any director candidates, the questions of independence and financial expertise are important to determine what roles the candidate can perform, and the Nominating Committee will consider whether the candidate meets the applicable independence standards and the level of the candidate’s financial expertise. Any new candidates will be interviewed, and the Nominating Committee will approve the final nominations. The Chairman of the Board, acting on behalf of the Nominating Committee, will extend the formal invitation to the selected candidate.

     Shareholder Nominations

     Shareholders may nominate director candidates for consideration by the Nominating Committee by writing to the Secretary of the Company, who will forward the nomination to the Chairman of the Nominating Committee. The submission must provide the candidate’s name, biographical data and qualifications, including five-year employment history with employer names and a description of the employer’s business; whether such individual can read and understand fundamental financial statements; other board memberships (if any); and such other information as is reasonably available and sufficient to enable the Nominating Committee to evaluate the minimum qualifications stated above under the section of this Proxy Statement entitled “Qualifications of Candidates for Election to the Board.” The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Nominatin g Committee and to serve if elected by the shareholders. If a shareholder nominee is eligible, and if the nomination is proper, the Nominating Committee then will deliberate and make a decision as to whether the candidate will be appointed and subsequently submitted to the Company’s shareholders for a vote.

     The Nominating Committee will not change the manner in which it evaluates candidates, including the applicable minimum criteria set forth above, based on whether the candidate was recommended by a shareholder.

     Communication with the Board of Directors and Director Attendance at Annual Meetings

     The Company’s Board of Directors believes that it is important for the Company to have a process whereby its shareholders may send communications to the Board. Accordingly, shareholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to Michael E. Krawitz, Executive Vice President, General Counsel and Secretary at 1690 Congress Avenue, Suite 200, Delray Beach, Florida 33445. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board of Directors or only certain specified individual directors. Mr. Krawitz will make copies of all such letters and circulate them to the appropriate director or direc tors.

     Although, the Company does not currently have a policy with respect to the attendance of its directors at the Annual Meeting of Shareholders, the Company encourages each of its directors to attend whenever possible. Mr. Silverman and Mr. Penni attended the Company’s 2003 Annual Meeting of Shareholders.

     Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies of all such reports to the Company. The Company believes, based on the Company’s stock transfer records and written representations from certain reporting persons that all reports required under Section 16(a) were timely filed during 2003 except for a joint Form 4 for Applied Digital Solutions, Inc. and the Digital Angel Share Trust, which was filed approximately two months late. The Form 4 reported the disposition of 4,546 shares of the Digital Angel Corporation common stock owned by the Company in connection with the exchange of a portion of the Company’s 8.5% Convertible Exchangeable Debentures.

     Ownership of Equity Securities in the Company

     The following table sets forth information regarding beneficial ownership of the Company’s common stock by (i) each director, (ii) each person identified as a “Named Executive Officer” below under “Executive Compensation” (including Richard J. Sullivan, the Company’s former Chief Executive Officer), and (iii) all the directors and executive officers as a group as of May 28, 2004 (the Company’s record date):

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares

Scott R. Silverman 1690 South Congress Avenue, Delray Beach, FL 33445	219,500	*

Richard J. Sullivan (former Chairman/CEO)(2) 777 S. Flagler Drive, West Palm Beach, FL 33401	62,222	*

J. Michael Norris 1690 South Congress Avenue, Delray Beach, FL 33445	—	—

Daniel E. Penni 260 Eliot Street, Ashland, MA 01721	191,263	*

Dennis G. Rawan 1690 South Congress Avenue, Delray Beach, FL 33445	6,333	*

Constance K. Weaver 295 North Maple Ave, Basking Ridge, NJ 07920	136,659	*

Michael S. Zarriello 1690 South Congress Avenue, Delray Beach, FL 33445	3,284	*

Kevin H. McLaughlin 1690 South Congress Avenue, Delray Beach, FL 33445	40,267	*

Michael E. Krawitz 1690 South Congress Avenue, Delray Beach, FL 33445	158,365	*

Evan C. McKeown 1690 South Congress Avenue, Delray Beach, FL 33445	25,179	*

Peter Zhou 5750 Division Street, Riverside CA 92506	35,252	*

All directors and executive officers as a group (13 persons)	929,835	1.7%

*	Represents less than 1% of the issued and outstanding shares of common stock of the Company.

(1)	This table includes presently exercisable stock options and options that are exercisable within sixty days of May 28, 2004, in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934. The following directors and executive officers hold the number of exercisable options set forth following their respective names: Scott R. Silverman - 192,500; Richard J. Sullivan - 10,000; Daniel E. Penni - 116,400; Dennis G. Rawan - 833; Constance K. Weaver - 98,900; Michael S. Zarriello - 833; Kevin H. McLaughlin - 39,167; Michael E. Krawitz - 150,400; Evan C. McKeown - 24,998; Peter Zhou - 32,900; and all directors and officers as a group - 715,497.

(2)	Includes 10,000 presently exercisable options and 2,222 shares of common stock owned by Mr. Sullivan’s spouse.

     The following table sets forth information regarding beneficial ownership of the Company’s 68.3% subsidiary, Digital Angel Corporation, by (i) each director, (ii) each person identified as a “Named Executive Officer” below under “Executive Compensation” (including Richard J. Sullivan, the Company’s former Chief Executive Officer), and (iii) all the directors and executive officers as a group as of May 28, 2004 (the Company’s record date):

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares

Scott R. Silverman	78,450	*

Richard J. Sullivan (former Chairman/CEO)(2)	1,143,750	3.3%

J. Michael Norris	—	—

Daniel E. Penni	93,750	*

Dennis G. Rawan	—	—

Constance K. Weaver	82,950	*

Michael S. Zarriello	18,750	*

Kevin H. McLaughlin	—	—

Michael E. Krawitz	114,118	*

Evan C. McKeown	—	—

Peter Zhou	271,875	*

All directors and executive officers as a group (13 persons)	1,834,347	5.3%

*	Represents less than 1% of the issued and outstanding shares of Digital Angel Corporation’s common stock.

(1)	This table includes presently exercisable stock options and options that are exercisable within sixty days of May 28, 2004, in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934. The following directors and executive officers hold the number of exercisable options set forth following their respective names: Scott R. Silverman - 50,000; Richard J. Sullivan - 1,143,750; Constance K. Weaver -82,950; Michael S. Zarriello - 18,750; Michael E. Krawitz - 114,118; Peter Zhou -271,875; and all directors and officers as a group - 1,712,147.

(2)	Includes 93,750 presently exercisable options owned by Mr. Sullivan’s spouse.

     The following table sets forth information regarding beneficial ownership of the Company’s 52.5% subsidiary, InfoTech USA, Inc., by (i) each director, (ii) each person identified as a “Named Executive Officer” below under “Executive Compensation” (including Richard J. Sullivan, the Company’s former Chief Executive Officer), and (iii) all the directors and executive officers as a group as of May 28, 2004 (the Company’s record date):

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares

Scott R. Silverman	450,000	7.3%

Richard J. Sullivan (former Chairman/CEO)	—	—

J. Michael Norris	—	—

Daniel E. Penni	—	—

Dennis G. Rawan	—	—

Constance K. Weaver	—	—

Michael S. Zarriello	—	—

Kevin H. McLaughlin	350,000	5.7%

Michael E. Krawitz	450,000	7.3%

Evan C. McKeown	—	—

Peter Zhou	—	—

All directors and executive officers as a group (13 persons)	1,250,000	20.3%

*	Represents less than 1% of the issued and outstanding shares of VeriChip Corporation’s common stock.

(1)	This table includes presently exercisable stock options and options that are exercisable within sixty days of May 28, 2004, in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934. The following directors and executive officers hold the number of exercisable options set forth following their respective names: Scott R. Silverman - 450,000; Kevin H. McLaughlin - 350,000; Michael E. Krawitz -450;000; and all directors and officers as a group - 1,250,000.

     The following table sets forth information regarding beneficial ownership of the Company’s wholly-owned subsidiary, VeriChip Corporation, by (i) each director, (ii) each person identified as a “Named Executive Officer” below under “Executive Compensation” (including Richard J. Sullivan, the Company’s former Chief Executive Officer), and (iii) all the directors and executive officers as a group as of May 28, 2004 (the Company’s record date):

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares

Scott R. Silverman	950,000	4.2%

Richard J. Sullivan (former Chairman/CEO)(2)	100,000	*

J. Michael Norris	—	—

Daniel E. Penni	100,000	*

Dennis G. Rawan	—	—

Constance K. Weaver	100,000	*

Michael S. Zarriello	—	—

Kevin H. McLaughlin	100,000	*

Michael E. Krawitz	940,000	4.1%

Evan C. McKeown	200,000	*

Peter Zhou	100,000	*

All directors and executive officers as a group (13 persons)	2,715,000	12.0%

*	Represents less than 1% of the issued and outstanding shares of VeriChip Corporation’s common stock.

(1)	This table includes presently exercisable stock options and options that are exercisable within sixty days of May 28, 2004, in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934. The following directors and executive officers hold the number of exercisable options set forth following their respective names; Scott R. Silverman - 950,000; Richard Sullivan - 100,000; Daniel E. Penni - 100,000; Constance K. Weaver - 100,000; Kevin H. McLaughlin - 100,000; Michael E. Krawitz -940,000; Evan C. McKeown - 200,000; Peter Zhou - 100,000; and all directors and officers as a group - 2,715,000.

(2)	Includes 100,000 presently exercisable options owned by Mr. Sullivan’s spouse.

     The following table sets forth information regarding beneficial ownership of the Company’s wholly-owned subsidiary, Thermo Life Energy Corp., by (i) each director, (ii) each person identified as a “Named Executive Officer” below under “Executive Compensation” (including Richard J. Sullivan, the Company’s former Chief Executive Officer), and (iii) all the directors and executive officers as a group as of May 28, 2004 (the Company’s record date):

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares

Scott R. Silverman	750,000	3.3%

Richard J. Sullivan (former Chairman/CEO)	—	—

J. Michael Norris	—	—

Daniel E. Penni	200,000	*

Dennis G. Rawan	200,000	*

Constance K. Weaver	200,000	*

Michael S. Zarriello	—	—

Kevin H. McLaughlin	200,000	*

Michael E. Krawitz	750,000	3.3%

Evan C. McKeown	200,000	*

Peter Zhou	—	—

All directors and executive officers as a group (13 persons)	2,655,000	11.7%

*	Represents less than 1% of the issued and outstanding shares of Thermo Life Energy Corp.’s common stock.

(1)	This table includes presently exercisable stock options and options that are exercisable within sixty days of May 28, 2004, in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934. The following directors and executive officers hold the number of exercisable options set forth following their respective names; Scott R. Silverman - 750,000; Daniel E. Penni - 200,000; Dennis G. Rawan - 200,000; Constance K. Weaver - 200,000; Kevin H. McLaughlin - 200,000; Michael E. Krawitz -750,000; Evan C. McKeown - 200,000; and all directors and officers as a group -2,655,000.

     The Company has made previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which incorporate future filings, including this Proxy Statement, in whole or in part. However, the following “Compensation Committee Report on Executive Compensation” shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee of the Board

     This report is submitted by the Compensation Committee of the Board of Directors, which is currently comprised of Daniel E. Penni and Constance K. Weaver, each of whom is a non-employee director of the Company. It is the Compensation Committee’s responsibility to review, recommend and approve changes to the Company’s compensation policies and programs. It is also the Committee’s responsibility to review and approve all compensation actions for the Company’s senior officers and various other compensation policies and matters and to administer the Company’s 1996 Non-Qualified Stock Option Plan, the 1999 Flexible Stock Plan, the 2003 Flexible Stock Plan, and the 1999 Employee Stock Purchase Plan (including the review and approval of stock option grants to the Company’s executive officers).

General Compensation Philosophy

     The Company’s executive compensation programs are designed to enable it to attract, retain and motivate the Company’s executives and those of its subsidiaries. The Company’s general compensation philosophy is that total cash compensation should vary with the Company’s performance in attaining financial and non-financial objectives and that any long-term incentive compensation should be closely aligned with the interests of shareholders. Total 2003 cash compensation for the majority of the Company’s employees, including the Company’s executive officers, includes a base salary and a cash bonus based on the Company’s profitability and the achievement of certain goals and the profitability of its individual subsidiaries. Long-term incentive compensation is realized through the granting of stock options to most employees, at the discretion of the presidents of the Company’s divisions, if approved by the Compensation Committee, as well as eligible senior officers.

Setting Executive Compensation

     In setting the base salary and individual bonuses (hereafter together referred to as “BSB”) for executives, the Compensation Committee reviews information relating to executive compensation of U.S. based companies that are of approximately the same size as the Company. While there is no specific formula that is used to set compensation in relation to this market data, executive officer BSB is generally set at or below the median salaries for comparable jobs in the market place. However, when specific financial and non-financial goals are met, upon the approval of the Compensation Committee, additional compensation in the form of either cash compensation or long-term incentive compensation may be paid to the Company’s executive officers.

Base Salary

     The Compensation Committee reviews the history and proposals for the compensation package of each of the executive officers, including base salary. Increases in base salary are governed by three factors: merit (an individual’s performance); market parity (to adjust salaries based on the competitive market); and promotions (to reflect increases in responsibility). In assessing market parity, the Company relies on market surveys of similarly sized publicly traded companies and generally pays below the median of these companies. The guidelines are set each year and vary from year to year to reflect the competitive environment and to control the overall cost of salary growth. Individual merit increases are based on performance and can range from 0% to 100%.

     The salary guidelines for all presidents of the Company’s subsidiaries are generally based upon individually negotiated employment agreements. The Board of Directors of the individual subsidiary determines merit increases. Merit increases for non-executive employees are at the discretion of the presidents of the Company’s divisions.

Cash and Stock Incentive Compensation Programs

     To reward performance, the Company provides its executive officers and its divisional executive officers with additional compensation in the form of a cash bonus and/or stock awards. Through December 31, 2003, no fixed formula or weighting has been applied by the Compensation Committee to corporate performance versus individual performance in determining these awards. The amounts of such awards were determined by the Compensation Committee acting in its discretion. Such determination, except in the case of the award for the Chairman, was made after considering the recommendations of the Chairman and President and such other matters as the Compensation Committee deems relevant. The Compensation Committee, acting in its discretion, may determine to pay a lesser award than the maximum specified. The amount of the total incentive was divided between cash and stock at the discretion of the Compensation Committee. Effective for the year-ended December 31, 2004, the Company’s Board of Directors authorized and adopted an Incentive Recognition Policy (“IRP”). The IRP is designed to strongly motivate senior management to achieve goals that, in the judgment of the Compensation Committee, are important to the long-term success of the Company. Under the IRP, cash bonuses will be paid to certain of the Company’s Named Executive Officers based upon the achievement of certain goals, including the Company’s financial condition, sales levels, profitability levels and cash flows, and the Food and Drug Administration approval of the Company’s VeriChip™ product.

Stock Options and Other Awards Granted under the 1996 Non-Qualified Stock Option Plan, the 1999 Flexible Stock Plan and the 2003 Flexible Stock Plan

     The 1996 Non-Qualified Stock Option Plan, the 1999 Flexible Stock Plan, and the 2003 Flexible Stock Plan, are long-term plans designed to link rewards with shareholder value over time. Stock options are granted to aid in the retention of employees and to align the interests of employees with shareholders. The value of the stock options to an employee increases as the price of the Company’s stock increases above the fair market value on the grant date, and the employee must remain in the Company’s employ for the period required for the stock option to be exercisable, thus usually providing an incentive to remain in the Company’s employ.

     These Plans allow grants of stock options to all of the Company’s employees, including executive officers. Grants to the Company’s executive officers and to officers of the Company’s subsidiaries are made at the discretion of the Compensation Committee. The Compensation Committee may also make available a pool of options to each subsidiary to be granted at the discretion of such subsidiary’s president. In 2003, stock options for the executive officers were granted upon the recommendation of management and approval of the Compensation Committee, based on their subjective evaluation of the appropriate amount for the level and amount of responsibility for each executive officer.

     The 2003 Flexible Stock Plan is also intended to encourage ownership of the Company’s common stock by executives and other employees, directors and other individuals, and to promote and further the best interests of the Company by granting cash and other stock awards. Under the 2003 Flexible Stock Plan, the Company may grant awards of its common stock in lieu of payments of cash compensation pursuant to the mutual agreement of the participant and the Company.

Stock Options Granted under the 1999 Employee Stock Purchase Plan

     The 1999 Employee Stock Purchase Plan, which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, provides eligible employees with an opportunity to accumulate, through payroll deductions, funds to be used toward the purchase of the Company’s stock pursuant to options granted under the Plan. Options granted in connection with an offering under the plan, permit the option holder to purchase the Company’s stock at a price per share equal to 85% of the fair market value of the stock on (i) the date on which the option is granted (i.e., the first business day of the offering), and (ii) the date on which the option is exercised (i.e., the last business day of the offering), whichever is less. Section 423 of the Internal Revenue Code also provides certain favorable tax consequences to the option holder, provided that the stock acquired under the plan is held for a specified minimum period of time.

     Except as otherwise disclosed herein, the Company has no plans pursuant to which cash or non-cash compensation was paid or distributed during the last fiscal year, except for plans provided by certain of the Company’s subsidiaries.

Decisions on 2003 Compensation

     The Company’s compensation program is leveraged towards the achievement of corporate and business objectives. This pay-for-performance program is most clearly exemplified in the compensation of the Company’s Chief Executive Officer, Scott R. Silverman. Mr. Silverman’s compensation awards were made based upon the Compensation Committee’s assessment of the Company’s financial and non-financial performance. The results were evaluated based on the overall judgment of the Compensation Committee. During 2003, the Company paid Mr. Silverman a base salary of $278,077 and a bonus of $1,350,000. The bonus was granted to Mr. Silverman in recognition of his efforts in the successful repayment of all of the Company’s obligations to IBM Credit LLC (“IBM Credit”), the execution of the Forbearance Agreement with IBM Credit, and other successes. As a result of such repayment, the Company recorded a gain on the extinguishment of debt of approximately $70.1 million during 2003. During 2003, Mr. Silverman was also granted 1,450,000 stock options at fair market value on the dates of grant, which are exercisable into shares of the Company’s common stock, or the common stock of the Company’s subsidiaries, at exercise prices ranging from $0.05 to $3.90 per share.

     The Compensation Committee is pleased to submit this report with regard to the above matters.

Daniel E. Penni, Chairman Constance K. Weaver

EXECUTIVE OFFICERS

     The executive officers of the Company are:

Name	Age	Position	Position Held Since

Scott R. Silverman	40	Chairman of the Board and Chief Executive Officer	March 2003

Kevin H. McLaughlin	62	President and Chief Operating Officer	(March 2003 - Chief Operating Officer) (May 2003 - President)

Michael E. Krawitz	34	Executive Vice President, General Counsel and Secretary	(April 1999 - General Counsel) (March 2003 - Secretary) (April 2003 - Executive Vice President)

Evan C. McKeown	45	Senior Vice President, Chief Financial Officer	(March 2002 - Chief Financial Officer) (March 2003 - Senior Vice President)

Peter Zhou	64	Vice President, Chief Scientist	January 2000

     Following is a summary of the background and business experience of the Company’s executive officers other than Scott R. Silverman (whose background and business experience is described on page 1 of this Proxy Statement in connection with his status as a director of the Company):

     Kevin H. McLaughlin: Mr. McLaughlin, age 62, was appointed the Company’s Chief Operating Officer in March 2003 and its President in May 2003. Mr. McLaughlin has served as a director of the Company’s majority-owned subsidiary, Digital Angel Corporation, since September 2003. From April 2002 until the present Mr. McLaughlin has served as a director, and from April 2002 to March 2003, Mr. McLaughlin served as the Chief Executive Officer, President and Chief Operating Officer of InfoTech USA, Inc., the Company’s 52.5% owned subsidiary. Prior to that time, he served as Chief Executive Officer of Computer Equity Corporation, the Company’s wholly-owned subsidiary. Mr. McLaughlin joined the Company as Vice President of Sales and Marketing in June 2000. From June 1995 to May 2000, he served as Senior Vice President of Sales for SCB Computer Technology, Inc.

     Michael E. Krawitz: Mr. Krawitz, age 34, joined the Company as Assistant Vice President and General Counsel in April 1999, and was appointed Vice President and Assistant Secretary in December 1999, Senior Vice President in December 2000, Secretary in March 2003 and Executive Vice President in April 2003. From 1994 to April 1999, Mr. Krawitz was an attorney with Fried, Frank, Harris, Shriver & Jacobson in New York. Mr. Krawitz earned a Bachelor of Arts degree from Cornell University in 1991 and a juris doctorate from Harvard Law School in 1994.

     Evan C. McKeown: Mr. McKeown, age 45, joined the Company as Vice President, Chief Accounting Officer and Corporate Controller in March 2001. He was appointed Vice President and Chief Financial Officer in March 2002 and Senior Vice President in March 2003. Prior to joining the Company, Mr. McKeown served as Corporate Controller at Orius Corporation in West Palm Beach, Florida. From 1992 to 1999, he served as Controller and then Chief Financial Officer of Zajac, Inc., in Portland, Maine. Mr. McKeown has more that 20 years experience in accounting and financial reporting, including serving as a Tax Manager for Ernst & Young and as a public accountant with Coopers & Lybrand. He is a graduate of the University of Maine and is a certified public accountant.

     Peter Zhou: Dr. Zhou, age 64, joined the Company as Vice President and Chief Scientist in January 2000. From 1988 to 1999, Dr. Zhou served as Vice President, Technology for Sentry Technology Corp., and from 1985 to 1988, he served as Research Investigator for the University of Pennsylvania’s Department of Science & Engineering. Prior to that, he was a research scientist for Max-Planck Institute, Metallforschung in Stuttgart, Germany and a post-doctoral research fellow at the University of Pennsylvania. Dr. Zhou has a PhD in materials science/solid state physics from the University of Pennsylvania and a Master of Sciences degree in physics from the Beijing University of Sciences and Technology.

EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the total remuneration received or accrued for services rendered in 2003 and the two prior fiscal years to the Company’s Chief Executive Officer, the Company’s former Chief Executive Officer who retired in March 2003, and the Company’s four other most highly compensated executive officers (collectively, the “Named Executive Officers”).

Summary Compensation Table

					Long-Term Compensation

	Annual Compensation				Awards			Payouts

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Awards ($)	Options / SAR’s (#)(4)		LTIP Payouts (#)	All Other Compensation ($)

Scott R. Silverman(5)	2003	$278,077	$1,350,000	$44,442	—	1,450,000	(10)	—	—
Chairman and CEO	2002	165,577	22,030	2,563	—	1,460,000	(11)	—	—
	2001	—	—	—	—	276,250	(12)	—	—

Richard J. Sullivan(6)	2003	$103,406	$—	$15,106	—	1,088,500	(13)(30)	—	$13,069, 204	(31)
Former Chairman, CEO and	2002	450,000	140,000	326,841	—	3,230,000	(14)(29) (30)	—	—
Secretary	2001	450,000	448,801	57,424	—	1,551,000	(15)(28) (29)	—	—

Kevin H. McLaughlin(7)	2003	$157,692	$650,000	$8,250	—	575,000	(16)	—	—
President and Chief Operating	2002	152,885	20,000	9,517	—	357,500	(17)	—	—
Officer	2001	150,000	7,087	10,615	—	288,275	(18)(28)	—	—

Michael E. Krawitz(8)	2003	$181,538	$650,000	—	—	950,000	(19)	—	—
Executive Vice President,	2002	170,769	22,030	—	—	1,390,000	(20)	—	—
General Counsel and	2001	160,000	14,174	—	—	207,275	(21)(28)	—	—
Secretary

Evan C. McKeown(9)	2003	$167,692	$650,000	—	—	325,000	(22)	—	—
Senior Vice President,	2002	155,673	7,868	—	—	115,000	(23)	—	—
Chief Financial Officer	2001	93,750	7,087	—	—	45,469	(24)	—	—

Peter Zhou	2003	$228,981	$7,500	—	—	415,000	(25)	—	—
Vice President, Chief Scientist	2002	216,058	7,500	—	—	20,000	(26)	—	—
	2001	212,839	—	—	—	136,650	(27)(28)	—	—

(1)	See “Related Party Transactions.”
(2)	The amounts in the Bonus column were discretionary awards granted by the Compensation Committee in consideration of the contributions of the Named Executive Officers.
(3)	Other annual compensation includes: (a) in 2003, for Mr. Silverman, a general expense allowance of $38,462 and an auto allowance of $5,980, and for Richard J. Sullivan, health insurance reimbursements of $10,190 and an auto allowance of $4,916, for Mr. McLaughlin, a car allowance of $8,250; (b) in 2002, for Mr. Silverman, an auto allowance of $2,563, for Richard J. Sullivan, $296,190 related to the difference between the price used to determine the number of shares of common stock issued to Mr. Sullivan in lieu of cash compensation and the market price of stock at the time of issuance, a general expense allowance of $17,362, an auto allowance of $10,242 and a payment of $3,047 for a tax gross up, and for Mr. McLaughlin, an auto allowance of $9,517; and (c) in 2001, for Richard J. Sullivan, a general expense allowance of $39,673 and an auto allowance of $17,751, and for Mr. McLaughlin, an auto allowance of $10,615.
(4)	Indicates number of securities underlying options. Includes options granted by the Company’s subsidiaries.
(5)	Mr. Silverman joined the Company as a Director and President in March 2002. He assumed the positions of Chairman of the Board of Directors and Chief Executive Officer in March 2003.
(6)	Mr. Sullivan retired in March 2003.
(7)	Mr. McLaughlin joined the Company as Vice President of Sales and Marketing in June 2000. He assumed the positions of Chief Operating Officer and President in March 2003, and May 2003, respectively.
(8)	Mr. Krawitz assumed the position of Secretary in March 2003.
(9)	Mr. McKeown joined the Company as Vice President, Chief Accounting Officer and Corporate Controller in March 2001. He was appointed Vice President and Chief Financial Officer in March 2002 and Senior Vice President in March 2003.
(10)	Includes 200,000 options granted by the Company, 500,000 options granted by Digital Angel Corporation and 750,000 options granted by Thermo Life Energy Corp.
(11)	Includes 160,000 options granted by the Company, 350,000 options granted by InfoTech USA, Inc., 950,000 options granted by VeriChip Corporation.
(12)	Includes 32,500 options granted by the Company, 143,750 options granted by Digital Angel Corporation, 100,000 options granted by InfoTech USA, Inc.

(13)	Includes 1,088,500 options which were granted by the Company in prior years and that were re-priced in March 2003, under the terms of Mr. Sullivan’s severance agreement.
(14)	Includes 330,000 options granted by the Company, 1,000,000 options granted by Digital Angel Corporation, 350,000 options granted by InfoTech USA, Inc., 1,450,000 options granted by VeriChip Corporation, and 100,000 shares of VeriChip Corporation belonging to Mr. Sullivan’s wife.
(15)	Includes 1,341,000 options granted by the Company, 200,000 options granted by InfoTech USA, Inc, and 10,000 options of Applied Digital Solutions belonging to Mr. Sullivan’s wife.
(16)	Includes 25,000 options granted by the Company, 250,000 options granted by Digital Angel Corporation, 100,000 options granted by VeriChip Corporation, and 200,000 options granted by Thermo Life Energy Corp.
(17)	Includes 7,500 options granted by the Company, and 350,000 options granted by InfoTech USA, Inc.
(18)	Includes 53,900 options granted by the Company, and 234,375 options granted by Digital Angel Corporation.
(19)	Includes 100,000 options granted by the Company, 100,000 options granted by Digital Angel Corporation, and 750,000 options granted by Thermo Life Energy Corp.
(20)	Includes 100,000 options granted by the Company, 350,000 options granted by InfoTech USA, Inc, and 940,000 options granted by VeriChip Corporation.
(21)	Includes 60,400 options granted by the Company, 46,875 options granted by Digital Angel Corporation, and 100,000 options granted by InfoTech USA, Inc.
(22)	Includes 25,000 options granted by the Company, 100,000 options granted by VeriChip Corporation, and 200,000 options granted by Thermo Life Energy Corp.
(23)	Includes 15,000 options granted by the Company, and 100,000 options granted by VeriChip Corporation.
(24)	Includes 15,000 options granted by the Company, and 30,469 options granted by Digital Angel Corporation.
(25)	Includes 15,000 options granted by the Company, and 100,000 options granted by VeriChip Corporation, and 300,000 options granted by Thermo Life Energy Corp.
(26)	Includes 20,000 options granted by the Company.
(27)	Includes 42,900 options granted by the Company, and 93,750 options granted by Digital Angel Corporation.
(28)	Includes options granted by the Company in prior years that were re-priced during 2001 as follows: (a) for Richard J. Sullivan, 767,500; (b) for Kevin McLaughlin, 18,900; (c) for Michael E. Krawitz, 15,400; and (d) Peter Zhou, 12,900.
(29)	Info Tech USA, Inc. options forfeited on resignation.
(30)	VeriChip Corporation options forfeited on resignation.
(31)	Includes the value of 5,600,000 shares of the Company’s common stock of $10,976,000 issued to Mr. Sullivan on March 1, 2004, and the value of 1,088,500 common stock options of $2,093,204, which were re-priced in March 2003, under the terms of Mr. Sullivan’s severance agreement. The issuance of the shares and the re-pricing of the stock options were approved by the Company’s shareholders on July 25, 2003.

     The following table contains information concerning the grant of stock options under the Company’s stock plans and under all of the Company subsidiaries’ stock option plans to the Named Executive Officers during the year ended December 31, 2003:

OPTION GRANTS IN 2003 Individual Grants

							Potential Realizable Value At Assumed Rates of Stock Appreciation for Option Term

Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in 2003	Exercise Price ($/Share)		Expiration Date	5% ($)	10% ($)

Scott R. Silverman	200,000	(1)	9.9%	$3.90		November-11	$955,701	$2,289,417
	250,000	(2)	13.9	1.91		September-14	177,756	463,838
	250,000	(2)	13.9	3.89		December-14	413,768	1,434,072
	750,000	(4)	19.2	0.05		April-11	358,388	858,531
Richard J. Sullivan	200,000	(5)	9.9	0.10	(5)	July-08	595,572	1,327,890
(former Chairman/CEO)	120,000	(5)	6.0	0.10	(5)	February-08	321,946	709,038
	18,500	(5)	0.9	0.10	(5)	April-04	9,614	19,245
	350,000	(5)	17.4	0.10	(5)	September-06	654,798	1,392,898
	100,000	(5)	5.0	0.10	(5)	September-07	246,439	537,768
	200,000	(5)	9.9	0.10	(5)	January-07	405,154	867,665
	100,000	(5)	5.0	0.10	(5)	May-05	110,784	227,824
Kevin H. McLaughlin	25,000	(1)	1.2	3.90		November-11	119,463	286,177
	250,000	(2)	13.9	1.91		September-11	177,699	463,652
	100,000	(3)	12.7	0.25		April-11	47,785	114,471
	200,000	(4)	5.1	0.05		April-11	95,570	228,942
Michael E. Krawitz	100,000	(1)	5.0	3.90		November-11	477,850	1,144,709
	100,000	(2)	5.6	3.89		December-14	165,507	573,629
	750,000	(4)	19.2	0.05		April-11	358,388	858,531
Evan C. McKeown	25,000	(1)	1.2	3.90		November-14	119,463	286,177
	100,000	(3)	12.7	0.25		April-11	47,785	114,471
	200,000	(4)	5.1	0.05		April-11	95,570	228,942
Peter Zhou	15,000	(1)	0.7	3.90		November-14	94,432	239,366
	100,000	(3)	12.7	0.25		April-11	47,785	114,471
	300,000	(4)	7.7	0.05		April-11	143,355	343,413

(1)	These options were granted under the 2003 Flexible Stock Plan at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. These options vest one year from the date of grant.

(2)	Digital Angel Corporation granted these options at an exercise price equal to the fair market value of its common stock on the date of grant. These options vest one year from the date of grant.

(3)	VeriChip Corporation granted these options at an exercise price equal to the fair market value of its common stock on the date of grant. These options vest one year from the date of grant.

(4)	Thermo Life Energy Corp. granted these options at an exercise price equal to the fair market value of its common stock on the date of grant. These options vest one year from the date of grant.

(5)	These options were granted by the Company under the 1996 Non-Qualified Stock Option Plan and/or the 1999 Flexible Stock Plan in prior years and were re-priced on March 24, 2003, as part of Mr. Sullivan’s severance agreement. The re-priced options are exercisable at $0.10 per share. All other terms remained unchanged.

2003 Aggregated Option Exercises and Fiscal Year-End Option Values

     The following table sets forth information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2003, and stock options held as of December 31, 2003 by each Named Executive Officer:

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Exercised in 2003				Number of Securities Underlying Unexercised Options at December 31, 2003 (#)			Value of Unexercised In-The-Money Options at December 31, 2003 ($)(2)

Name	Shares Acquired Upon Exercise (#)		Value Realized ($)(1)		Exercisable		Unexercisable	Exercisable	Unexercisable

Scott R. Silverman
Applied Digital Solutions, Inc.	-		-		192,500		200,000	$368,000	$160,000
Digital Angel Corporation	-		-		250,000		250,000	707,500	212,500
InfoTech USA, Inc.	-		-		100,000		350,000	-	-
VeriChip Corporation	-		-		500,000		450,000	100,000	90,000
Thermo Life Energy Corp.	-		-		-		750,000	-	-
Richard J. Sullivan (former Chairman/CEO)
Applied Digital Solutions, Inc.	1,148,500	(3)	$4,662,159	(3)	10,000	(4)	-	15,000	-
Digital Angel Corporation	-		-		1,093,750	(5)	-	4,601,078	-
InfoTech USA, Inc.	-		-		-		-	-	-
VeriChip Corporation	-		-		100,000	(4)	-	20,000	-
Thermo Life Energy Corp.					-		-	-	-
Kevin H. McLaughlin
Applied Digital Solutions, Inc.	-		-		39,166		25,000	112,583	20,000
Digital Angel Corporation	-		-		-		250,000	-	707,500
InfoTech USA, Inc.	-		-		-		350,000	-	-
VeriChip Corporation	-		-		-		100,000	-	-
Thermo Life Energy Corp.					-		200,000	-	-
Michael E. Krawitz
Applied Digital Solutions, Inc.	-		-		150,400		100,000	327,280	80,000
Digital Angel Corporation	-		-		114,188		100,000	506,161	85,000
InfoTech USA, Inc.	-		-		100,000		350,000	-	-
VeriChip Corporation	-		-		500,000		440,000	100,000	88,000
Thermo Life Energy Corp.					-		750,000	-	-
Evan C. McKeown
Applied Digital Solutions, Inc.	-		-		23,333		26,666	51,166	25,333
Digital Angel Corporation	-		-		-		-	-	-
InfoTech USA, Inc.	-		-		-		-	-	-
VeriChip Corporation	-		-		100,000		100,000	20,000	-
Thermo Life Energy Corp.					-		200,000	-	-
Peter Zhou
Applied Digital Solutions, Inc.	-		-		32,900		15,000	73,280	12,000
Digital Angel Corporation	-		-		271,875		-	1,086,986	-
InfoTech USA, Inc.	-		-		-		-	-	-
VeriChip Corporation	-		-		-		100,000	-	-
Thermo Life Energy Corp.					-		300,000	-	-

(1)	The values realized represent the aggregate market value of the shares covered by the option on the date of exercise less the aggregate exercise price paid by the executive officer, but do not include deduction for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares.

(2)	The value of the unexercised in-the-money options at December 31, 2003, is based upon the following fair market values: $4.70 for options exercisable into shares of the Company’s common stock (based on the closing price of the Company’s common stock as reported on the Nasdaq SmallCap Market on December 31, 2003, adjusted for the reverse stock split); $4.74 for options exercisable into shares of Digital Angel Corporation’s common stock (based upon the closing price of Digital Angel Corporations common stock as reported on the American Stock Exchange on December 31, 2003); $0.23 for options exercisable into shares of InfoTech USA, Inc.’s common stock (based on the closing price of InfoTech USA, Inc.’s common stock on the OTC Bulletin Board on December 31,

2003); $0.25 for options exercisable into shares of VeriChip Corporation’s common stock based upon the estimated fair value on December 31, 2003; and $0.05 for options exercisable into shares of Thermo Life Energy Corp.’s common stock based upon the estimated fair value on December 31, 2003. The values shown are net of the option exercise price, but do not include deduction for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares.

(3)	Includes 60,000 options exercised by Mr. Sullivan’s wife. The value received for these shares was $198,000.
(4)	These options are owned by Mr. Sullivan’s wife.
(5)	Includes 93,570 exercisable options, which are owned by Mr. Sullivan’s wife. The options have a value of $394,378.

     The following table sets forth information with respect to the Named Executive Officers concerning the re-pricing of options during 2003 and 2001 and for the last ten completed fiscal years:

10-Year Option/SAR Re-pricing

Name	Date	Number of Securities Underlying Options/SARs Re-priced or Amended (#)	Market Price of Stock at Time of Re- pricing or Amendment ($)	Exercise Price at Time of Re- pricing or Amendment ($	)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Re-pricing or Amendment

Scott R. Silverman	September 21, 2001	10,000	$1.50	$2.70		$1.50	58.5 months
Richard J. Sullivan	March 24, 2003	200,000	2.00	2.80		0.10	55 months
(former Chairman/CEO)	March 24, 2003	120,000	2.00	3.20		0.10	50 months
	March 24, 2003	18,500	2.00	1.50		0.10	4 months
	March 24, 2003	350,000	2.00	1.50		0.10	33 months
	March 24, 2003	100,000	2.00	1.50		0.10	45 months
	March 24, 2003	200,000	2.00	1.50		0.10	36 months
	March 24, 2003	100,000	2.00	1.50		0.10	17 months
	September 21, 2001	50,000	1.50	39.30		1.50	22 months
	September 21, 2001	50,000	1.50	55.80		1.50	25 months
	September 21, 2001	63,000	1.50	44.60		1.50	12 months
	September 21, 2001	4,500	1.50	42.50		1.50	10 months
	September 21, 2001	50,000	1.50	35.10		1.50	30 months
	September 21, 2001	50,000	1.50	30.30		1.50	31.5 months
	September 21, 2001	50,000	1.50	21.90		1.50	38 months
	September 21, 2001	100,000	1.50	20.30		1.50	104.5 months
	September 21, 2001	350,000	1.50	27.50		1.50	60 months
	September 21, 2001	200,000	1.50	6.90		1.50	63 months
Kevin McLaughlin	September 21, 2001	3,333	1.50	36.60		1.50	57.5 months
	September 21, 2001	3,333	1.50	36.60		1.50	69.5 months
	September 21, 2001	3,333	1.50	36.60		1.50	81.5 months
	September 21, 2001	3,900	1.50	27.50		1.50	60 months
	September 21, 2001	7,500	1.50	6.90		1.50	63 months
Michael E. Krawitz	September 21, 2001	2,500	1.50	20.30		1.50	104.5 months
	September 21, 2001	5,000	1.50	20.00		1.50	49.5 months
	September 21, 2001	7,900	1.50	27.50		1.50	60 months
	September 21, 2001	10,000	1.50	6.90		1.50	63 months
Evan C. McKeown	September 21, 2001	1,667	1.50	12.20		1.50	66 months
	September 21, 2001	1,667	1.50	12.20		1.50	78 months
	September 21, 2001	1,666	1.50	12.20		1.50	90 months

Peter Zhou	September 21, 2001	1,667	1.50	63.40		1.50	51.5 months
	September 21, 2001	1,667	1.50	63.40		1.50	63.5 months
	September 21, 2001	1,666	1.50	63.40		1.50	75.5 months
	September 21, 2001	7,900	1.50	27.50		1.50	60 months
	September 21, 2001	10,000	1.50	6.90		1.50	63 months

Incentive Plans

     Cash and Stock Incentive Compensation Programs. To reward performance, the Company provides its executive officers and its divisional executive officers with additional compensation in the form of a cash bonus and/or stock awards. Through December 31, 2003, no fixed formula or weighting has been applied by the Compensation Committee to corporate performance versus individual performance in determining these awards. The amounts of such awards were determined by the Compensation Committee acting in its discretion. Such determination, except in the case of the award for the Chairman, was made after considering the recommendations of the Chairman and President and such other matters as the Compensation Committee deems relevant. The Compensation Committee, acting in its discretion, may determine to pay a lesser award than the maximum specified. The amount of the total incentive was divided between cash and stock at the discretion of the Compensation Committee. Effective for the year-ended December 31, 2004, the Company’s Board of Directors authorized and adopted an Incentive Recognition Policy (“IRP”). The IRP is designed to strongly motivate senior management to achieve goals that, in the judgment of the Compensation Committee, are important to the long-term success of the Company. Under the IRP, cash bonuses will be paid to certain of the Company’s Named Executive Officers based upon the achievement of certain goals, including the Company’s financial condition, sales levels, profitability levels and cash flows, and the Food and Drug Administration approval of the Company’s VeriChip™ product.

     Stock Options and Other Awards Granted under the 1996 Non-Qualified Stock Option Plan, the 1999 Flexible Stock Plan and the 2003 Flexible Stock Plan. The 1996 Non-Qualified Stock Option Plan, the 1999 Flexible Stock Plan and the 2003 Flexible Stock Plan are long-term plans designed to link rewards with shareholder value over time. Stock options are granted to aid in the retention of employees and to align the interests of employees with shareholders. The value of the stock options to an employee increases as the price of the Company’s stock increases above the fair market value on the grant date, and the employee must remain in the Company’s employ for the period required for the stock option to be exercisable, thus providing an incentive to remain in the Company’s employ.

     These Plans allow grants of stock options to all of the Company’s employees, including executive officers. Grants to the Company’s executive officers and to officers of the Company’s subsidiaries are made at the discretion of the Compensation Committee. The Compensation Committee may also make available a pool of options to each subsidiary to be granted at the discretion of such subsidiary’s president.

     The 2003 Flexible Stock Plan is also designed to encourage ownership of the Company’s common Stock by employees, directors and other individuals, and to promote and further the best interests of the Company by granting cash and other stock awards. Under the 2003 Flexible Stock Plan, the Company may grant awards of its common stock in lieu of payments of cash compensation pursuant to the mutual agreement of the participant and the Company.

     Stock Options Granted under the 1999 Employee Stock Purchase Plan. The 1999 Employee Stock Purchase Plan, which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, provides eligible employees with an opportunity to accumulate, through payroll deductions, funds to be used toward the purchase of the Company’s stock pursuant to options granted under the Plan. Options granted in connection with an offering under the plan, permit the option holder to purchase the Company’s stock at a price per share equal to 85% of the fair market value of the stock on (i) the date on which the option is granted (i.e., the first business day of the offering) and (ii) the date o n which the option is exercised (i.e., the last business day of the offering), whichever is less. Section 423 of the Internal Revenue Code also provides certain favorable tax consequences to the option holder, provided that the stock acquired under the plan is held for a specified minimum period of time.

     Other than as otherwise disclosed herein, the Company has no plans pursuant to which cash or non-cash compensation was paid or distributed during the last fiscal year, or is proposed to be paid or distributed in the future, to the individuals described above, except for plans provided by certain of the Company’s subsidiaries.

Compensation of Directors

     The Company’s non-employee directors receive a fixed quarterly fee in the amount of $7,000 per quarter, effective July 1, 2003. In addition, the Chairman of the Audit Committee receives a quarterly fee of $2,500, and the Chairman of the Compensation Committee receives a quarterly fee of $1,500. Other non-employee directors receive a quarterly fee in the amount of $1,000 for service on the Compensation Committee or the Audit Committee. Reasonable travel expenses are reimbursed when incurred. During 2003, Messrs. Penni and Rawan and Ms. Weaver each received a bonus of $150,000, and Mr. Zarriello received a bonus of $30,000, as a result of the successful repayment of all of the Company’s obligations to IBM Credit on June 30, 2003, under the terms of the Forbearance Agreement. As a result of the repayment, the Company recognized a gain on the extinguishment of debt of approximately $70.1 million during 2003. Individuals who become directors are automatically granted an initial option to purchase 2,500 shares of common stock on the date they become directors. Each of such options is granted pursuant to the Company’s 1996 Non-Qualified Stock Option Plan, the 1999 Flexible Stock Plan, the 2003 Flexible Stock Plan, or outside of a plan on terms and conditions determined by the Co mpany’s Board of Directors. During 2003, Messrs. Penni, Rawan and Zarriello and Ms. Weaver were granted 25,000, 25,000, 12,500 and 25,000 options, respectively, to purchase shares of the Company’s common stock. Messrs. Penni and Rawan and Ms Weaver’s options were annual option awards. Twenty-five hundred of Mr. Zarriello’s options were issued in connection with his appointment to the Company’s Board of Directors in May 2003, and 10,000 options were issued as part of the Company’s annual option award. The amount of the annual option awards was discretionary and was determined by the Compensation Committee of the Board of Directors. Directors who are not also executive officers are not eligible to participate in any of the Company’s other benefit plans. Mr. Norris joined the Company’s Board of Directors on January 12, 2004, and therefore, he did not receive any compensation during 2003.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee was composed of Daniel E. Penni and Constance Weaver during 2003. None of our executive officers served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during 2003.

Employment Contracts and Change-In-Control Arrangements

     On April 8, 2004, the Company entered into an employment agreement with Scott R. Silverman, its Chairman and Chief Executive Officer, which agreement became retroactively effective on January 1, 2004, and terminates five years from such effective date. The employment agreement provides for a base salary of approximately $330,000 with minimum annual increases of 10% of the base salary, a discretionary bonus and other fringe benefits. In addition, it provides for the grant of options to acquire approximately 857,500 shares of the Company’s common stock with exercise prices equal to the fair market value on the date of grant. To date, 759,951 and 5,500 options have been granted with exercise prices of $2.57 and $2.24 per share, respectively. The options vest ratably over a three-year period commencing April 8, 2004 and expiring on April 8, 2012. Upon termination of Mr. Silverman’s employment, certain payments be come due, the amounts of which depend on the nature of the termination. In addition, the employment agreement contains a change of control provision that provides for the payment of five times the then current base salary and five times the average bonus paid to Mr. Silverman for the three full calendar years immediately prior to the change of control, or the number of years that were completed commencing on the effective date of the agreement and ending on the date of the change of control if less than three calendar years. In addition, any outstanding stock options held by Mr. Silverman as of the date of the change of control become vested and exercisable as of such date, and remain exercisable during the remaining life of the option. All severance and change of control payments made in connection with the employment agreement may be paid in shares of the Company’s common stock, subject to necessary approvals, or in cash at Mr. Silverman’s option.

     Other than the agreement entered into with Scott R. Silverman discussed above, the Company has not entered into employment contracts with any of its other Named Executive Officers. Previously, the Company had entered into an employment contract with Michael E. Krawitz, Executive Vice President, General Counsel and Secretary, which Mr. Krawitz agreed to terminate for no consideration in November 2003. The Company has established a severance policy for its executive officers (excluding Scott R. Silverman) under which, if the Company terminates an employee without cause, as defined, or the employee resigns with good reason the employee will receive severance payments. Under the policy, senior vice presidents and above will receive one year of base salary and vice presidents will receive six months of base salary, based on the salary in effect at time of the termination. The severance amount is reduced by half if the employee has been in the Company’s employ for less than one year. Payments cease if, in any material respect, the employee engages in an activity that competes with the Company or if the employee breaches a duty of confidentiality.

Severance Agreement with Former Chairman and Chief Executive Officer

     Richard Sullivan, the Company’s former Chairman and Chief Executive Officer had an employment agreement with the Company, which provided for:

  an annual salary of $450,000 and an annual bonus of not less than $140,000 for the term of Mr. Sullivan’s employment agreement, which was due to expire March 1, 2008;

  supplemental compensation of $2,250,000 (to be paid in 60 equal monthly payments of $37,500 each), in the event of a termination of Mr. Sullivan’s employment for any reason other than a termination due to his material default under the agreement; and

  a lump sum payment of $12,105,000 upon the occurrence of a “Triggering Event,” defined under the employment agreement to include a change of control of the Company or Mr. Sullivan’s ceasing to serve as the Company’s Chairman of the Board or Chief Executive Officer for any reason other than due to his material default, with the Company having the option to pay this amount in cash or in the Company’s common stock or any combination of the two. In the event the Company opted to make any portion of the payment in common stock, the agreement stipulated that the common stock is to be valued at the average closing price of the stock on the Nasdaq National Market (the Company’s stock was, at the time the agreement was entered into, listed on the Nasdaq National Market but has since been transferred to the Nasdaq SmallCap Market) over the last five business days prior to the date of the Triggering Event.

     In total, the employment agreement obligated the Company to pay Richard Sullivan approximately $17 million under or in connection with the termination of his employment agreement.

     On March 21, 2003, Richard J. Sullivan retired and entered into a severance agreement with the Company. Under the terms of Mr. Sullivan’s, severance agreement, Mr. Sullivan received a one-time payment of 5.6 million shares of the Company’s common stock, which were issued to Mr. Sullivan on March 1, 2004, and 1.1 million re-priced stock options. The stock options surrendered had exercise prices ranging from $1.50 to $3.20 per share and were replaced with stock options exercisable at $0.10 per share. All of the stock options have been exercised. In view of the Company’s cash constraints and the Company’s need at the time to dedicate essentially all of the Company’s cash resources to satisfying the Company’s obligations to IBM Credit, the Company commenced negotiations with Richard Sullivan that led to proposed terms of his severance agreement. The total compensation expense paid to Mr. Sullivan und er the severance agreement was $13.1 million.

     Effective March 3, 2004, Richard J. Sullivan resigned from Digital Angel Corporation’s Board of Directors, and thus, he no longer has any affiliation with the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indebtedness of Management

     Daniel E. Penni, a member of the Company’s Board of Directors, has executed a revolving line of credit promissory note in favor of Applied Digital Solutions Financial Corp., the Company’s subsidiary, in the amount of $450,000. The promissory note, which was executed on March 23, 1999, is payable on demand, with interest payable monthly on the unpaid principal balance at the rate equal to one percentage point above the base rate announced by State Street Bank and Trust Company (which interest rate shall fluctuate contemporaneously with changes in such base rate). On May 28, 2004, the interest rate equaled 5%. The largest amount outstanding of principal under the promissory note during 2003 was $420,000, and as of May 28, 2004, $365,000 was outstanding under the note. No interest was due under the note as of May 28, 2004. On August 11, 2003, Mr. Penni, and his broker, Robert W. Baird & Co. entered into a St ock Sale Plan. Under the terms of the Stock Sale Plan, Mr. Penni’s broker will effect a sale commencing on September 1, 2003, of 5,000 shares of the Company’s common stock owned by Mr. Penni, at a price of $5.00 per share or better, on the first trading day of each month. The plan shall terminate upon the sale of an aggregate of 60,000 shares of the Company’s common stock. Mr. Penni has agreed to remit the net proceeds (net of broker commissions, fees, applicable income taxes and other charges, if any) realized from the sales to the Company until such time as his obligations under the promissory note are repaid in full.

     Richard J. Sullivan, the Company’s former Chairman, Chief Executive Officer and Secretary, had executed a promissory note in the Company’s favor in the amount of $59,711. The promissory note was payable on demand and interest accrued at a rate of 7.0% per annum. The largest amount of principal outstanding under the promissory note during 2003 was $59,711, plus accrued interest, and on March 21, 2003, this note was paid in full.

     On September 27, 2000, the following Named Executive Officers and directors exercised options granted to them under the Company’s 1999 Flexible Stock Plan to purchase shares of the Company’s common stock. Under the terms of the grant, the Named Executive Officers each executed and delivered a non-recourse, interest bearing promissory note in the amounts listed below, and a stock pledge agreement to the Company in consideration for the purchase of the shares (the officers and directors received no cash proceeds from these loans) as follows:

Named Executive Officer	Amount	Interest Rate	Due Date
Richard J. Sullivan	$1,375,000	6.0%	September 27, 2003

Kevin H. McLaughlin	30,250	6.0	September 27, 2003

Michael E. Krawitz	57,750	6.0	September 27, 2003

Peter Zhou	57,750	6.0	September 27, 2003

Directors	Amount	Interest Rate	Due Date

Daniel E. Penni	$236,500	6.0%	September 27, 2003

Constance K. Weaver	236,500	6.0	September 27, 2003

     In September 2000, when the loans were originated, the Company notified these officers and directors that the Company intended to pay their annual interest as part of their compensation expense/directors remuneration and to provide a gross-up for the associated income taxes. Annual interest payments were due on September 27, 2001 and September 27, 2002. The Company has chosen not to pay the interest and related tax gross-up. In addition, the principal balance and a final interest payment became due on September 27, 2003. The Company, therefore, considers such notes to be in default and is in the process of foreclosing on the underlying collateral (all of the Company’s stock) in satisfaction of the notes.

     Marc Sherman, the former Chief Executive Officer of the Company’s subsidiary, Intellesale, Inc., and brother-in-law of Constance Weaver, a member of the Company’s Board of Directors, was indebted to the Company for approximately $990,000, which amount was satisfied in connection with a settlement agreement described below. This amount represented the amount due to the Company under seven promissory notes with principal balances aggregating $795,000, plus accrued interest of approximately $195,000. The largest principal amount outstanding under the seven promissory notes during 2003 was $795,000, plus accrued interest. Six of the promissory notes with an aggregate principal balance of $595,000 were executed during a six-month period beginning March 26, 1998 through September 10, 1998. These six promissory notes were due on demand and bore interest at the rate of 6% per annum. Following the institution of litigation, a settlement was negotiated which became effective in March 2004. Pursuant to the settlement, these principal amounts were paid by offsetting (on a dollar-for-dollar basis) a pension obligation the Company had to Mr. Sherman’s family. The seventh promissory note was a non-interest bearing promissory note in the amount of $200,000, which was executed on January 1, 1999. The proceeds of the $200,000 note were used by Mr. Sherman to acquire 10,000 shares of the Company’s common stock, which 10,000 shares were the security for such note. As part of the settlement, Mr. Sherman is to deliver those shares back to the Company, along with 5,000 additional shares.

Transactions with Subsidiaries

Digital Angel Corporation

     As of December 31, 2003, the Company owned approximately 66.9% of Digital Angel Corporation’s outstanding common stock. During 2003, Digital Angel Corporation reimbursed the Company $0.1 million for research services and billed the Company $0.5 million for VeriChip product. During 2002, Digital Angel Corporation paid the Company approximately $0.3 million for research services. Other transactions, primarily for research services and insurance premiums, resulted in a $0.3 million payment due to the Company from Digital Angel Corporation as of December 31, 2003.

     Before March 27, 2002, the date of the merger between the Company’s 93% owned subsidiary, Digital Angel Corporation, referred to as pre-merger Digital Angel, and Medical Advisory Systems, Inc., referred to as MAS, the Company provided certain general and administrative services to pre-merger Digital Angel, including finance, legal, benefits and other miscellaneous items. The costs of these services were about $0.2 million for the year ended December 31, 2002. In addition, during 2002, accrued expenses of $0.3 million were relieved and contributed to pre-merger Digital Angel’s capital by the Company.

     Share Exchange Agreement

     On August 14, 2003, the Company entered into a Share Exchange Agreement with Digital Angel Corporation. The Share Exchange Agreement represented a strategic investment by the Company, whereby the Company increased its ownership interest in Digital Angel Corporation. The Share Exchange Agreement provided for the Company to purchase 3.0 million shares of Digital Angel Corporation’s common stock at a price of $2.64 per share, and for Digital Angel Corporation to issue a warrant to the Company, referred to as the DAC Warrant, for the purchase of up to 1.0 million shares of Digital Angel Corporation’s common stock. The DAC Warrant is exercisable for five years commencing on February 1, 2004, at a price per share of $3.74, payable in cash or in shares of the Company’s common stock. The purchase price for the 3.0 million shares was payable in shares of the Company’s common stock having an aggregate market value of $7.9 million. The aggregate purchase price of $7.9 million for the 3.0 million shares of Digital Angel Corporation’s common stock was based on the closing price of Digital Angel Corporation’s common stock on June 30, 2003, of $2.64 per share. On March 1, 2004, the Company issued approximately 2.0 million shares of its common stock to Digital Angel Corporation as payment for the 3.0 million shares.

InfoTech USA, Inc.

     As of December 31, 2003, the Company owned approximately 52.5% of InfoTech USA, Inc.’s outstanding common stock. On June 22, 2003, the Company borrowed $1.0 million from InfoTech USA, Inc. under the terms of a commercial loan agreement and a term note. The loan accrues interest at an annual rate of 16% and interest is payable monthly beginning on July 31, 2003, with principal and accrued interest due on June 30, 2004. As of May 28, 2004, $1.0 million of principal was outstanding under the note and no interest was due. Under the terms of a Stock Pledge Agreement, the Company pledged 750,000 shares of Digital Angel Corporation’s common stock that the Company owns as collateral for the loan. The proceeds of the loan were used to fund operations.

     Beginning in April 2002, and for the period of time during which Kevin McLaughlin served as InfoTech USA, Inc.’s President, Chief Executive Officer and Chief Operating Officer, the Company had a financial arrangement with InfoTech USA, Inc. whereby the salary, bonus and benefits for Mr. McLaughlin were paid by the Company. InfoTech USA, Inc. reimbursed the Company for all payroll and benefit-related expenses incurred as a result of such financial arrangement on a monthly basis. Mr. McLaughlin resigned as InfoTech USA, Inc.’s President, Chief Executive Officer and Chief Operating Officer on March 10, 2003. In addition, InfoTech USA, Inc. reimburses the Company on a monthly basis for various business insurance coverages and other miscellaneous business expenses. During 2003 and 2002, InfoTech USA, Inc. reimbursed the Company approximately $0.2 million and $0.4 million, respectively, for such expenses.

Directorships

     Messrs. Silverman, McLaughlin and Zarriello serve as directors of Digital Angel Corporation (AMEX: DOC), and Mr. McLaughlin serves as a director of InfoTech USA, Inc. (OTC:IFTH). No other executive officer or director holds directorships in any other company that has a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Change in Control

     There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following Performance Graph and Audit Committee Report shall not be incorporated by reference into any such filings.

PERFORMANCE GRAPH

     The following performance graph compares the changes from December 31, 1998 through December 31, 2003, in the cumulative total value of $100 hypothetically invested in each of (i) the Company’s common stock, (ii) the Russell 2000 Stock Index, (iii) the Nasdaq Stock Market®- U.S., and (iv) the AMEX- U.S.

Cumulative Total Return
Based on Investment of $100
December 31, 1998 - December 31, 2003

$250
$200
$150
$100
$50
$-
1998
1999
2000
2001
2002
2003
The Company
Russell 2000 Index
Nasdaq US
Amex - US

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03
The Company	$100.00	$210.50	$19.31	$12.15	$11.51	$13.19
Russell 2000 Index	$100.00	$119.62	$114.59	$115.77	$90.79	$131.98
Nasdaq US	$100.00	$185.43	$111.83	$88.71	$61.33	$91.70
Amex - US	$100.00	$125.71	$130.30	$123.02	$119.65	$170.33

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Committee is comprised of four directors and operates under a written charter adopted by the Board of Directors as amended in May 2003, which is attached as Appendix A to the Company’s 2003 Proxy Statement. All of the audit committee members are independent within the meaning of Rule 4200(a)(14) of the NASD listing standards, and are “independent,” as that term is defined in Section 10A of the Securities Act of 1934, as amended. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its responsibilities, the Committee reviewed the audited financial statements in the quarterly reports on Form 10-Q and the Annual Report on Form 10-K, as amended, with management, including a dis cussion of the quality and acceptability of the Company’s financial reporting and controls.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting standards, their judgments as to the quality and acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380) as may be modified or supplemented. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the auditors’ written disclosures and the letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Furthermore, the Committee has considered wh ether the provision of non-audit services by the independent auditors for the fiscal year ended December 31, 2003, is compatible with maintaining their independence.

     The Committee also discussed with the Company’s independent auditors the overall scope and plans for its audit. The Committee meets periodically with the independent auditors, with or without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Committee has appointed Eisner LLP to serve as the Company’s principal independent public accountants for the year ending December 31, 2004.

     Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Committee’s responsibility is to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Committee may not be, and do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the independent auditors’ report on the Company’s financial statements. The Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

     In addition to the responsibilities discussed in the preceding paragraphs, the Audit Committee’s responsibilities include reviewing significant accounting policies, policy decisions and changes, along with significant accounting, reporting and operational issues. The committee also reviews corporate policies and significant instances (if any) of the lack of compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct or fraud. The committee is responsible for the resolution of any disagreements between management and the independent auditors regarding financial reporting, review and approval of the annual internal audit plan and reports of the internal audit function and the establishment of procedures to receive, retain and treat complaints and whistle-blower information regarding questionable accounting or auditing matters.

     The Committee is pleased to submit this report to the shareholders with regard to the above matters.

Dennis G. Rawan, Chairman Daniel E. Penni Michael S. Zarriello J. Michael Norris

RATIFICATION OF THE APPOINTMENT OF EISNER LLP AS INDEPENDENT AUDITORS

(Item 2)

     The Audit Committee has appointed Eisner LLP to serve as independent auditors of the Company for the year ending December 31, 2004, subject to ratification by the shareholders of the Company. Eisner LLP has audited the Company’s consolidated financial statements since the year ended December 31, 2002.

     A representative of Eisner LLP is expected to be present at the Meeting and will have an opportunity to make a statement if he or she so desires. The Eisner LLP representative will also be available to respond to appropriate questions from shareholders.

Changes And Disagreements With Former Accountants

     On April 11, 2002, the Company notified its then independent accountants, PricewaterhouseCoopers LLP, that its Board of Directors had approved its decision to transition its audit work to another firm and dismissed PricewaterhouseCoopers, LLP. The Company had selected Grant Thornton LLP as its new independent accountants.

     The reports of PricewaterhouseCoopers LLP on the Company’s financial statements for the two fiscal years ended December 31, 2001, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that the reports for each of the years ended December 31, 2000, and December 31, 2001 contained an explanatory paragraph expressing doubt about the Company’s ability to continue as a going concern. In connection with its audits for the three most recent fiscal years and through April 11, 2002, there had been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial sta tements for such years. The following were the only reportable events as defined under Regulation S-K Item 304(a)(1)(v). During the two most recent fiscal years and through April 11, 2002, PricewaterhouseCoopers LLP discussed with the Audit Committee of the Board of Directors the following findings, all of which the Company agreed with and all of which have been remedied. During the year ended December 31, 2001, one of the Company’s subsidiaries lacked evidence of customer acceptance prior to the recognition of certain revenue and did not have proper restrictions to vendor access within its accounts payable system. During the year ended December 31, 2000, a second subsidiary lacked monitoring controls over its accounts receivable and was unable to provide certain detailed inventory listings for certain general ledger balances. That subsidiary was part of the Company’s Discontinued Operations and has been closed since 2001.

     On April 17, 2002, the Company engaged Grant Thornton LLP as its new independent accountants to audit the financial statements for the year ending December 31, 2002. During 2000 and 2001, and in the subsequent interim period, the Company had not consulted with Grant Thornton LLP on items which concerned the application of accounting principles generally, or to a specific transaction or group of either completed or proposed transactions, or the type of audit opinion that might be rendered on the Company’s financial statements.

     On April 22, 2002, the Company filed a Current Report on Form 8-K with the SEC to report the engagement of Grant Thornton LLP. Attached to that report as an exhibit was a letter from PricewaterhouseCoopers LLP addressed to the SEC stating the following: “We have read the statements made by Applied Digital Solutions, Inc. (copy attached), which was filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated April 11, 2002. On March 27, 2002, we issued a report to the Audit Committee listing two material weaknesses from prior years. Management has represented they have implemented remedial action plans. Since we have performed no audit procedures subsequent to the date of our report, we cannot confirm the effectiveness of these remedial actions. Otherwise, we agree with the statements concerning our Firm in such Form 8-K.”

     On May 21, 2002, the Company filed a Current Report on Form 8-K with the SEC to report that, by letter dated May 14, 2002, Grant Thornton LLP resigned as its outside auditing firm. The Company, and Grant Thornton, had a disagreement on the proper accounting treatment with respect to a non-cash item in connection with the merger of pre-merger Digital Angel and MAS. As a result of the nature of the disagreement as outlined below, Grant Thornton communicated its resignation as its auditors. Grant Thornton advised the Company that its proposed treatment of the non-cash item was inconsistent with the position taken in MAS’s definitive proxy statement dated February 14, 2002, related to the merger. Grant Thornton advised that the Company had not brought to Grant Thornton’s attention the change in accounting position and that it did not believe it could rely upon future representations made by the Company’s management .. Grant Thornton also advised the Company that it had not completed its review of the Company’s quarterly report on Form 10-Q for the first quarter of 2002.

     The accounting item in question (about which the Company, and Grant Thornton LLP, had the disagreement) related to options that MAS was to assume or convert into MAS options under the terms of an Agreement and Plan of Merger, dated November 1, 2001, by and among MAS, an MAS wholly-owned subsidiary, and pre-merger Digital Angel. On March 27, 2002, the MAS wholly-owned subsidiary was merged with and into pre-merger Digital Angel under the terms of the merger agreement. The Company also contributed certain other subsidiaries in the merger. Pre-merger Digital Angel, as the surviving corporation, became a wholly-owned subsidiary of MAS, which has since been renamed Digital Angel Corporation. Grant Thornton had also communicated by letter dated May 14, 2002, the termination of its auditor relationship with Digital Angel Corporation.

     With respect to the dispute as to the proper accounting treatment for these options, Grant Thornton’s position was that the Company should recognize in the first quarter of 2002 a one-time, non-cash, compensation expense, in the amount of approximately $14.5 million, under the guidance provided by Accounting Principles Board Opinion No. 25 (APB 25), as amended by FASB Interpretation No. 44 and Emerging Issues Task Force Issue 00-23. The Company was of the view that the cost of the assumed or to-be-converted options represented part of the merger consideration and should be capitalized and reflected on the Company’s balance sheet, consistent with accounting for the transaction as a business combination using the purchase method of accounting, in accordance with Accounting Principles Board Opinion No. 16 (APB 16). The Company stated that it was intending to contact the staff of the SEC with respect to this issue and t hat the Audit Committee of the Board of Directors was advised of management’s handling of the proposed accounting treatment for the stock options. The Company also stated that it had authorized Grant Thornton to respond fully to inquiries of the successor accountant concerning the subject matter of the foregoing disagreement and that it was in negotiations with a new independent accounting firm with respect to the auditing of the Company’s financial statements.

     On May 22, 2002, the Company filed a Current Report on Form 8-K/A with the SEC to include as an exhibit a letter from Grant Thornton LLP addressed to the SEC in which Grant Thornton LLP stated the following: “We have read Item 4 of Form 8-K/A of Applied Digital Solutions, Inc. dated May 21, 2002, and agree with the statements concerning our Firm contained therein. As to the discussion of having contacted the SEC and of the new accountants, we have no basis for agreeing or disagreeing with such statements.”

     On May 28, 2002, the Company filed a Current Report on Form 8-K to announce that on May 23, 2002, it engaged Eisner LLP as its new independent accountants to audit the Company’s financial statements for the fiscal year ending December 31, 2002. During 2000 and 2001 and in the subsequent interim period, the Company had not consulted with Eisner LLP on items which concerned the application of accounting principles generally, or to a specific transaction or group of either completed or proposed transactions, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

AUDIT AND NON-AUDIT FEES

     For the fiscal years ended December 31, 2003 and 2002, fees for services provided by Eisner LLP were as follows:

		2003	2002

A.	Audit Fees	$467,546	$1,137,859

B.	Audit Related Fees (review of registration statements and other SEC filings)	266,525	473,958

C.	Tax Fees (tax-related services, including income tax advice regarding income taxes within the United States)	25,166	—

	Total Fees	$759,237	$1,611,817

     The Audit Committee of the Board of Directors has authorized the fees incurred above for all services provided.

Compatibility of Fees

     The Audit Committee of the Board of Directors has considered whether the provision of the services covered in B. and C. above is compatible with maintaining the principal accountant’s independence and has concluded that the services did not interfere with the principal accountant’s independence.

Pre-Approval Policies and Procedures

     The Audit Committee has a policy for the pre-approval of audit services, requiring its prior approval for all audit and non-audit services provided by the Company’s independent auditors. The Company’s independent auditors may not provide certain prohibited services. The Audit Committee’s prior approval must be obtained before the scope or cost of pre-approved services is increased.

Vote Required

     In order to approve this proposal, the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, must be received in favor of this proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment of Eisner LLP as the Company’s independent auditors for the year ending December 31, 2004.

Recommendation of the Board of Directors

     The Board of Directors recommends a vote FOR ratification of the appointment of Eisner LLP as the Company’s independent auditors for the year ending December 31, 2004.

APPROVAL OF AN AMENDMENT OF THE COMPANY’S 2003 FLEXIBLE STOCK PLAN TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK ISSUABLE UNDER
THE PLAN FROM 1,400,000 TO 2,600,000 SHARES

(Item 3)

     The Company’s shareholders are asked to act upon a proposal to amend the Company’s 2003 Flexible Stock Plan to increase the number of authorized shares of common stock issuable under the plan from 1,400,000 to 2,600,000 shares.

Introduction

     On May 14, 2003, the Board of Directors adopted the Applied Digital Solutions, Inc. 2003 Flexible Stock Plan (“the 2003 Plan”), which was approved by the Company’s shareholders on July 25, 2003. The 2003 Plan is intended to attract, retain, motivate and reward employees, directors and other individuals and to encourage ownership by employees, directors and other individuals of the Company’s common stock. The 2003 Plan also allows the Company to grant awards of its common stock in lieu of payments of cash compensation pursuant to the mutual agreement of a participant and the Company. An employee is an individual employed by the Company or a subsidiary. The 2003 Plan provides for benefits (collectively “Benefits”) to be awarded in the form of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights (as described below and referred to hereafter as “SARs”), Res tricted Stock, Performance Shares, Cash Awards, and Other Stock Awards, each of which is defined below. This Plan is intended to be “Broadly Based” (as such term is used for purposes of rules promulgated by The National Association of Securities Dealers).

     The Board of Directors has approved an amendment to the 2003 Plan increasing the number of shares of common stock that may be issued under the 2003 Plan from 1,400,000 to 2,600,000 shares. The amendment also provides for an increase in the maximum number of shares available for Incentive Stock Option awards from 700,000 to 1,300,000 shares.

     Under the 2003 Plan, options to acquire 659,500 shares of the Company’s common stock have been granted during 2003 by the committee designated for such purpose, and during 2003, 33,370 shares of the Company’s common stock have been granted under the 2003 Plan as payment for certain directors’ fees.

Vote Required

     In order to approve this proposal, the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, must be received in favor of this proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of an amendment of the Company’s 2003 Plan to increase the number of authorized shares of common stock issuable under the plan from 1,400,000 to 2,600,000 shares.

Recommendation of the Board of Directors

     The Board of Directors recommends a vote FOR the approval of an amendment of the Company’s 2003 Plan to increase the number of authorized shares of common stock issuable under the plan from 1,400,000 to 2,600,000 shares.

     Set forth below is a description of the essential features of the 2003 Plan. This description is subject to and qualified in its entirety by the full text of the Plan, which is attached to this Proxy Statement as Appendix B.

DESCRIPTION OF THE PLAN

Number of Shares

     Under the proposed amendment, the number of shares of common stock that may be issued in connection with Benefits shall be increased from 1,400,000 shares to 2,600,000 shares of common stock. Furthermore, the maximum number of shares available for Incentive Stock Option awards shall be increased from 700,000 shares to 1,300,000 shares of common stock. Such shares may be authorized but unissued shares, shares held in the Company’s treasury, or both. If an option or SAR expires or is terminated, surrendered or canceled, without having been fully exercised, if Restricted Stock or Performance Shares are forfeited, or if any other grant results in shares of common stock not being issued, the shares covered by such option or SAR, grant of shares of Restricted Stock, Performance Shares or other grant, as the case may be, shall again be available for use under the 2003 Plan.

     If there is any change in the common stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, the number of SARs and number and class of shares available for options and grants of Restricted Stock, Performance Shares and Other Stock Based Awards and the number of shares subject to any outstanding options, SARs, grants of Restricted Stock Performance Shares which are not yet vested, and Other Stock Based Awards, and the price thereof, as applicable, will be appropriately adjusted.

Administration

     The 2003 Plan is administered by a committee (“Committee”). The Committee consists of the Board of Directors, unless the Board of Directors appoints a Committee of two or more but less than all of the Board of Directors. If the Committee does not include the entire Board, it shall serve at the pleasure of the Board of Directors, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Committee.

     Subject to the express provisions of the 2003 Plan, the Committee has complete authority to:

  determine when and to whom Benefits are granted and the type and amounts of Benefits;

  determine the terms, conditions and provisions of, and restrictions relating to, each Benefit granted;

  interpret and construe the 2003 Plan and any agreement (“Agreement”) evidencing and describing a Benefit;

  prescribe, amend and rescind rules and regulations relating to the 2003 Plan;

  determine the form and contents of all Agreements;

  determine all questions relating to Benefits under the 2003 Plan; and

  take any other action which it considers necessary or appropriate for the administration of the 2003 Plan and to carry out the purposes of the Plan.

     Except as required by Rule 16b-3 with respect to Benefits granted to persons who are subject to Section 16 of the Exchange Act (consisting of directors and officers), the Committee may delegate its authority to any employee, employees or committee.

Amendment, Termination and Change in Control

     The Board of Directors may amend the 2003 Plan at any time. However, the Board of Directors may not amend the 2003 Plan without shareholder approval if such amendment:

  would cause options, which are intended to qualify as Incentive Stock Options to fail to qualify as such;

  would cause the 2003 Plan to fail to meet the requirements of Rule 16b-3; or

  would violate applicable law.

     The 2003 Plan has no fixed termination date and shall continue in effect until terminated by the Board of Directors.

     The amendment or termination of the 2003 Plan will not adversely affect any Benefit granted prior to such amendment or termination. However, any Benefit may be modified or canceled by the Compensation Committee if and to the extent permitted by the 2003 Plan or Agreement or with the consent of the participant to whom such Benefit was granted.

     In the event of a Change in Control, as defined below, all Incentive Stock Options and Non-Qualified Stock Options shall become fully exercisable, all Stock Appreciation Rights shall become immediately payable, all Restricted Stock shall become vested, all Performance Shares shall be deemed fully earned, and all Cash Awards, Other Stock Based Awards, and other Benefits shall become fully vested, exercisable or payable. In addition, the Compensation Committee may, to the extent not inconsistent with the above, provide such protection as it deems necessary to maintain a participant’s rights, including, without limitation:

  providing for purchase of a benefit for an amount in cash equal to the amount which could have been attained upon the exercise or realization of such benefit;

  making such adjustment to the outstanding benefits as the Compensation Committee deems appropriate; and/or causing the outstanding benefits to be assumed, or new benefits substituted therefor, by the surviving corporation. “Change in Control” means:

  the acquisition by any person or group, other than the Company and certain related entities, of more than 20% of the outstanding shares of common stock;

  a change in the majority of the members of the Board of Directors during any two year period which is not approved by at least two-thirds of the members of the Board of Directors who were members at the beginning of the two year period;

  a merger or consolidation involving the Company in which the shareholders of the Company prior to the effective date of the transaction do not have more than 50% of the voting power of the surviving entity immediately following the transaction; or

  the liquidation or dissolution of the Company, or

  a sale or other disposition of all or substantially all of its assets.

Eligibility for Benefits

     Benefits may be awarded to individuals selected by the Committee. Benefits may be awarded only to employees, members of the Board of Directors, (including former employees and former members of the Board of Directors if in connection with their separation from the Company), employees and owners of entities which are not affiliates but which have a direct or indirect ownership interest in an employer, individuals who, and employees and owners of entities which, are customers or suppliers of an employer, individuals who, and employees and owners of entities which, render services to an employer, and individuals who, and employees and owners of entities which, have ownership or business affiliations with any individual or entity previously described. Incentive Stock Options may be granted only to employees.

Types of Benefits

     Under the 2003 Plan, the Committee may grant a number of different types of Benefits. A summary of the principal characteristics of various types of Benefits which may be granted is set forth below.

     Stock Options. Two types of stock options may be granted under the Plan. Stock options intended to qualify for special tax treatment under Section 422 of the Code are referred to as “Incentive Stock Options,” and options not intended to so qualify are referred to as “Non-Qualified Stock Options.” In the case of Non-Qualified Stock Options, the option price shall be determined by the Compensation Committee but shall be no less than 85% of the fair market value of the shares of common stock on the date the option is granted, and, in the case of Incentive Stock Options, the price shall be determined by the Compensation Committee but shall be no less than the fair market value of the shares of common stock on the date the option is granted.

     The other terms of options shall be determined by the Committee. However, in the case of options intended to qualify as Incentive Stock Options, such terms must meet all requirements of Section 422 of the Code. Currently, such requirements are:

  the option must be granted within 10 years from the adoption of the 2003 Plan,

  the option may not have a term longer than 10 years,

  the option must be not transferable other than by will or the laws of descent and distribution and may be exercised only by the optionee during his/her lifetime,

  the maximum aggregate fair market value of common stock with respect to which such options are first exercisable by an optionee in any calendar year may not exceed $100,000; and

  the option must be granted to an employee.

     In addition, if the optionee owns more than 10% of the Company’s common stock or more than 10% of the total combined voting power of all classes of stock of any subsidiary, the option price must be at least 110% of fair market value of the shares of common stock on the date the option is granted, and the option may not have a term longer than five years.

     SARs. A SAR is the right to receive an amount equal to the appreciation in value of one share of common stock from the time the SAR is granted until the time the grantee elects to receive payment. Participants who elect to receive payment of SARs shall receive payment in cash, in common stock or in any combination of cash and common stock, as determined by the Committee. When SARs are granted in tandem with an Incentive Stock Option, the SARs must contain such terms and conditions as are necessary for the related option to qualify as an Incentive Stock Option. In addition, if SARs are granted in tandem with a stock option: the exercise of the option shall cause a correlative reduction in the SARs; and the payment of SARs shall cause a correlative reduction in the shares under the option.

     Restricted Stock. Restricted Stock is common stock which is subject to forfeiture until a period of time has elapsed or certain conditions have been fulfilled. Unless the Committee determines otherwise, shares of Restricted Stock shall be granted at a cost equal to par value (presently $.01 per share). Certificates representing shares of Restricted Stock shall bear a legend referring to the 2003 Plan, noting the risk of forfeiture of the shares and stating that such shares are non-transferable until all restrictions have been satisfied and the legend has been removed. At the discretion of the Committee, the grantee may or may not be entitled to full voting and dividend rights with respect to all shares of Restricted stock from the date of grant.

     Performance Shares. Performance Shares are the right to receive common stock or cash equal to the fair market value of the common stock at a future date in accordance with the terms of the grant. Generally, such right shall be based upon the attainment of targeted profit and/or other performance objectives.

     Cash Awards. A Cash Award is a Benefit payable in cash. The maximum cash award that an individual who is subject to Section 16 of the Exchange Act may receive in any calendar year in the aggregate is the greater of $100,000 or 100% of his/her compensation (excluding any Cash Award) for such year.

     Other Stock Based Awards. An Other Stock Based Award is an award that is valued in whole or in part by reference to, or is otherwise based on, common stock. The Committee shall have the right to grant shares in lieu of the payment of cash compensation pursuant to the mutual agreement of the participant and the Company.

General Provisions Applicable to Benefits

     Under the 2003 Plan, the following provisions are applicable to one or more types of Benefits.

     Agreement and Terms of Benefits. The grant of any Benefit may be evidenced by an Agreement which describes the specific Benefit granted and the terms, conditions and provisions of, and restrictions relating to, such Benefit. Any Agreement shall contain such provisions as the Committee shall determine to be necessary, desirable and appropriate.

     Transferability. Unless otherwise specified in an agreement or permitted by the Committee, each Benefit shall be non-transferable other than by will or the laws of descent and distribution and shall be exercisable during a participant’s lifetime only by him/her.

     Tandem Awards. Awards may be granted by the Committee in tandem. However, no Benefit may be granted in tandem with an Incentive Stock Option except SARs.

     Payment. Upon the exercise of an option or in the case of any other Benefit that requires a payment to the Company, payment may be made either:

  in cash, including a so-called “cashless exercise,” or

  with the consent of the Committee,

  by the tender of shares of common stock having an aggregate fair market value equal to the amount due the Company,

  in other property,

  by the surrender of all or part of a Benefit (including the Benefit being exercised or acquired), or by any combination of the foregoing.

     Dividend Equivalents. Grants of Benefits in common stock or common stock equivalents may include dividend equivalent payments or dividend credit right.

     Deferral. The right to receive a Benefit may, upon the request of the request of the recipient, be deferred for such period and upon such conditions as the Committee may determine.

     Withholding. At the time any Benefit is distributed under the 2003 Plan, the Company may withhold, in cash or in shares of common stock, from such distribution any amount necessary to satisfy income withholding requirements applicable to such distribution.

     Limitation on Benefits. The number of shares covered by options where the purchase price is no less than fair market value on the date of grant plus SARs which may be granted to any one individual in any calendar year shall not exceed 500,000.

Restrictions on Shares

     The Committee may require each person purchasing common stock pursuant to an option or receiving common stock pursuant to any other form of Benefit under the 2003 Plan to represent to and agree with the Company in writing that such person is acquiring the shares for investment and without a view to distribution or resale. In addition, shares issued under the Plan may be subject to restrictive agreements between the Company or a subsidiary and the participant. The Committee may require that a legend reflecting any restriction described above be placed on any certificate for shares.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The following is a summary of the U.S. federal income tax consequences of the Plan, based on current income tax laws, regulations and rulings.

Incentive Stock Options

     Subject to the effect of the Alternative Minimum Tax, discussed below, an optionee does not recognize income on the grant of an Incentive Stock Option. If an optionee exercises an Incentive Stock Option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the optionee will not realize any income by reason of the exercise, and the Company will be allowed no deduction by reason of the grant or exercise. The optionee’s basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his/her gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his/her gain or loss will be the difference between the amount realized on the disposition of the shares and his/her basis in the shares.

     If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (“Early Disposition”), the optionee will realize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of:

  the amount realized on the Early Disposition, or

  fair market value of the shares on the date of exercise, over the optionee’s basis in the shares.

The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of Early Disposition. If an optionee disposes of such shares for less than his/her basis in the shares, the difference between the amount realized and his/her basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

     The excess of the fair market value of the shares at the time the Incentive Stock Option is exercised over the exercise price for the shares is an item of tax preference (“Stock Option Preference”), which is discussed below.

Non-Qualified Stock Options

     Non-Qualified Stock Options do not qualify for the special tax treatment accorded to Incentive Stock Options under the Code. Although an optionee does not recognize income at the time of the grant of the option, he recognizes ordinary income upon the exercise of a Non-Qualified Option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of cash paid for the stock.

     As a result of the optionee’s exercise of a Non-Qualified Stock Option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee’s gross income. The Company’s deduction will be taken in the Company’s taxable year in which the option is exercised.

     The excess of the fair market value of the stock on the date of exercise of a Non-Qualified Stock Option over the exercise price is not a Stock Option Preference.

SARs

     Recipients of SARs do not recognize income upon the grant of such rights. When a participant elects to receive payment of an SAR, he recognizes ordinary income in an amount equal to the cash and fair market value of shares of common stock received, and the Company is entitled to a deduction equal to such amount.

Restricted Stock; Performance Shares

     Grantees of Restricted Stock and Performance Shares do not recognize income at the time of the grant of such stock. However, when shares of Restricted Stock become free from any restrictions or when Performance Shares are paid, grantees recognize ordinary income in an amount equal to the fair market value of the stock on the date all restrictions are satisfied, less, in the case of Restricted Stock, the amount paid for the Stock. Alternatively, the grantee of Restricted Stock may elect to recognize income upon the grant of the Stock and not at the time the restrictions lapse, in which case the amount of income recognized will be the fair market value of the Stock on the date of grant. The Company will be entitled to deduct as compensation the amount includible in the grantee’s income in its taxable year in which the grantee recognizes the income.

Cash Awards

     Cash Awards are taxable as ordinary income when received or constructively received by a participant. The Company is entitled to deduct the amount of a Cash Award when the award is taxable to the recipient.

Taxation of Preference Items

     Section 55 of the Code imposes an Alternative Minimum Tax equal to the excess, if any, of (i) 26% of the optionee’s “alternative minimum taxable income” up to $175,000 plus 28% of such income over $175,000 over (ii) his/her “regular” U.S. federal income tax. Alternative minimum taxable income is determined by adding the optionee’s Stock Option Preference and any other items of tax preference to the optionee’s adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is $40,250 for single taxpayers, $58,000 for married taxpayers filing jointly or for a qualified widow(er) and $29,000 for married taxpayers filing separately. However, these exemption amounts are phased out beginning at certain levels of alternative minimum taxable income.

Change of Control

     If there is an acceleration of the vesting or payment of Benefits and/or an acceleration of the exercisability of stock options upon a Change of Control, all or a portion of the accelerated benefits may constitute “Excess Parachute Payments” under Section 280G of the Code to certain officers, shareholders, or highly-compensated individuals. The individual receiving an Excess Parachute Payment incurs an excise tax of 20% of the amount of the payment in excess of the individual’s average annual compensation over the five calendar years preceding the year of the Change of Control, and the Company is not entitled to a deduction for such payment.

Limitation on Deduction

     Section 162(m) of the Code provides that no deduction will be allowed for certain remuneration with respect to a covered employee to the extent such remuneration exceeds $1,000,000. Under the regulations interpreting Code Section 162(m), an employee is a covered employee if his/her compensation is required to be reported under the SEC’s disclosure rules and he is employed as of the last day of the taxable year. Code Section 162(m) does not apply to: (a) compensation payable solely on account of the attainment of one or more performance goals if (i) the goals are determined by a committee of two or more outside directors, (ii) the material terms under which the remuneration will be paid, including the goals, is disclosed to shareholders and approved by a majority of the shareholders, and (iii) except in the case of SARs and certain stock options (as described below), the committee certifies that the goals have been met; and (b) compensation payable under a binding contract in effect on February 17, 1993 which is not thereafter modified in any material respect. Compensation arising from SARs and stock options where the price from which appreciation is calculated or exercise price, as the case may be, is no less than fair market value on the date of grant constitute compensation on amount of attainment of a performance goal as long as the committee described above grants the SARs or options and the shareholders approve the maximum number of shares per participant over a specific time period. The $1,000,000 limitation is reduced by any remuneration subject to such limitation for which a deduction is disallowed under the Change of Control provisions set forth above.

Summary Only

     The foregoing statement is only a summary of the U.S. federal income tax consequences of the 2003 Plan and is based on the Company’s understanding of present U.S. federal tax laws and regulations.

Securities Authorized for Issuance Under Equity Compensation Plans

     During 2003, the Company granted an aggregate of 2,016,800 options under its 2003 Flexible Stock Plan, 1999 Flexible Stock Plan and 1996 Non-Qualified Stock Option Plan, including 1,321,400 options that were re-priced in March 2003, under the terms of two severance agreements with the Company’s former officers and director. As of December 31, 2003, the following shares of the Company’s common stock were authorized for issuance under the Company’s equity compensation plans:

Equity Compensation Plan Information

	(a)	(b)	(c)

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price per share of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	2,491,530	$9.30	1,352,376(2)

Equity compensation plans not approved by security holders	—	—	—

Total	2,491,530	$9.30	1,352,376(2)

     (1) A narrative description of the material terms of the Company’s equity compensation plans is set forth in Note 15 to the Company’s consolidated financial statements, included in the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 21, 2004.

     (2) Includes 594,926 shares available for future issuance under the Company’s 1999 Employee Stock Purchase Plan.

RATIFICATION OF OPTIONS GRANTED TO A NEW DIRECTOR OF THE COMPANY
(Item 4)

     On January 12, 2004, options to purchase 25,000 shares of the Company’s common stock were granted to the Company’s director J. Michael Norris. These options were granted outside of the Company’s stock plans in consideration for Mr. Norris’ participation as a member of the Company’s Board of Directors. The terms of the options are as follows:

Number of Options	Exercise Price	Date Exercisable	Expiration Date

833	$4.50	January 12, 2005	January 12, 2012
833	$4.50	January 12, 2006	January 12, 2012
834	$4.50	January 12, 2007	January 12, 2012
22,500	$4.50	January 12, 2006	January 12, 2013

The vesting of the options is subject to Mr. Norris remaining a director of the Company on each of such dates. The options are not considered “incentive stock options” within the meaning of Section 422 of the Code. The full text of the written agreements granting the options is attached to this Proxy Statement as Appendix C.

Vote Required

     In order to approve this proposal, the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, must be received in favor of this proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR the ratification of options granted to a new director of the Company.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of options granted to a new director of the Company.

SHAREHOLDER PROPOSALS

     Pursuant to the applicable rules under the Exchange Act, some shareholder proposals may be eligible for inclusion in the Company’s 2005 Proxy Statement. Proposals by shareholders intended to be included in the Company’s 2005 Proxy Statement must be submitted in writing to the Secretary of the Company no later than February 1, 2005, or a reasonable time before the Company begins to print and mail its proxy materials. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of such securities rules. Proposals by shareholders to be presented at the Company’s 2005 Annual Meeting (but not intended to be included in the Company’s 2005 Proxy Statement) must be submitted in writing to the Secretary of the Company no earlier than April 25, 2005, but no later than May 25, 2005, in accordance with the Company’s bylaws. Otherwise, the proxies named by the Company’s Board of Directors may exercise discretionary voting authority with respect to the shareholder proposal, without any discussion of the proposal in the Company’s proxy materials.

OTHER MATTERS

     Financial Statements. The Company’s consolidated financial statements for the year ended December 31, 2003 are included in the Company’s 2003 Annual Report to Shareholders. Copies of the Annual Report are being sent to the Company’s shareholders concurrently with the mailing of this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

     Other Matters. At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Meeting. If other matters come before the Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

     Expenses of Solicitation. The expense of solicitation of proxies will be borne by the Company. As of June 9, 2004, the Company has not retained a proxy solicitor to solicit proxies; however, the Company may choose to do so prior to the Meeting. Proxies may also be solicited by certain of the Company’s directors, officers and other employees, without additional compensation, personally or by written communication, telephone or other electronic means. The Company is required to request brokers and nominees who hold stock in their name to furnish the Company’s proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

     The form of Proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to shareholders by its authority.

MICHAEL E. KRAWITZ Executive Vice President, General Counsel and Secretary

Delray Beach, Florida
June 9, 2004

APPENDIX A

APPLIED DIGITAL SOLUTIONS, INC.

NOMINATING COMMITTEE CHARTER

     1.  Purpose

     The primary functions of the Nominating Committee (the “Committee”) of Applied Digital Solutions, Inc. (the “Company”) are to (i) identify individuals who are qualified to serve on the Company’s Board of Directors (the “Board”) based on criteria approved by the Board, and (ii) recommend for selection by the Board the director nominees for the next annual meeting of the shareholders or at any such time that there is a vacancy on the Board.

     2.  Composition

(a)	Appointment. The Committee shall consist of three (3) or more independent directors, as determined by the Board in accordance with applicable law and stock exchange listing standards and any standards of Board independence established by the Board from time to time. In the event a vacancy occurs on the Committee prior to such meeting of the Board, the Board shall appoint a member to fill such vacancy at such time. In appointing members to serve on the Committee, the Board shall consider the independence of the members of the committee and all of the facts, circumstances, and such other qualifications as the Board may determine, in its reasonable judgment, to be relevant to serving on the Committee. Unless the Board elects a Chair of the Committee, the Committee may, in its discretion, designate a Chair by an affirmative vote of the majority of the members of the Committee.

(b)	Term. Members of the Committee shall be elected by the full Board and shall hold office until the earlier of (i) the election of their respective successors, (ii) the end of their service as a director of the Company (whether through resignation, removal, expiration of term, or death), or (iii) their resignation from the Committee.

(c)	Removal. The Board may remove any member of the Committee at any such time as the Board determines, in its reasonable judgment, that (i) such member no longer meets the qualification standard set forth in Section 2(a) of this Charter, or (ii) it is in the best interests of the Company or its shareholders to remove such member from the Committee.

(d)	Authority.

(i)	The Committee shall have the authority to obtain advice and seek assistance from outside advisors, including search firms, as it determines necessary to carry out its duties. The Committee shall have the authority to engage, retain, approve payment of compensation to and other retention terms of, and terminate any director search firm retained to identify and recommend possible candidates for Board membership. The Committee, and each member of the Committee in his or her capacity as a member of the Committee, shall be entitled to rely, in good faith, on information, opinions, reports, statements, or other information prepared for or presented to them by (A) officers and other employees of the Company whom such member believes to be reliable and competent in the matters presented, and (B) counsel or other advisors as to matters which the member believes the person to be reliable and competent in the matters presented.

(ii)	The Committee shall have the power and authority to interpret this Charter and make any determinations as to whether any act taken has been taken in compliance with the terms hereof.

     3.  Meetings

     The Committee shall meet at least annually or more frequently, as may be necessary or appropriate. The presence of a majority of the members of the Committee shall constitute a quorum for the purposes of a meeting of the Committee.

     4.  Duties and Responsibilities

     The Committee shall have the duty and responsibility to:

(a)	Consider, recommend and recruit candidates to serve on the Board and to recommend the director nominees selected by the Committee for approval by the Board and the shareholders of the Company;

(b)	When vacancies occur or otherwise at the direction of Board, the Committee shall actively seek individuals whom the Committee determines meet the criteria and standards for recommendation to the Board;

(c)	Consider recommendations of director nominees by shareholders and establish procedures for shareholders to submit recommendations to the Committee;

(d)	Report, on a periodic basis, to the Board regarding compliance with this Charter, the activities of the Committee and any issues with respect to the duties and responsibilities of the Committee;

(e)	Establish a process for interviewing and considering director candidates for nomination to the Board;

(f)	Review and update the criteria for Board membership set forth herein;

(g)	Review and, if necessary, update this Charter at least annually; and

(h)	Perform any other activities consistent with this Charter, the Company’s Bylaws and all applicable laws and stock exchange listing standards, as the Committee deems necessary or appropriate.

     5.  Director Nominee Criteria

     The Board has determined that individual nominees for the Board of directors should meet the following specific, minimum qualifications in order to be considered by the Committee as a nominee:

(a)	Independence - Directors (other than the Chief Executive Officer) should be independent, as determined by the Board in accordance with applicable law and stock exchange listing standards and any standards of Board independence as may be established by the Board from time to time.

(b)	Integrity - Character is the primary consideration in evaluating any Board member. Directors should demonstrate high ethical standards, professionalism, and integrity in their personal and professional dealings.

(c)	Commitment to Service on the Board - Board members should have a history of achievement that reflects high standards for themselves and others and be willing to commit themselves to their duties as members of the Board including availability to participate in regular meetings and the ability to provide thoughtful consideration of a broad range of issues.

(d)	Business Judgment - Shareholders rely on directors to make sensible choices on their behalf so the Board’s directors should be senior executives or have had prior experience in managing and making business decisions in the corporate sector, or have government or technology experience that is relevant to the Company.

(e)	Financial Literacy - One of the important roles of the Board is to monitor the Company’s financial performance. Board members should be financially literate. Directors should know how to read a balance sheet, income statement and cash flow statement, and understand the use of financial ratios and other indices for evaluating Company performance.

     In addition to the specific, minimum qualifications listed above, in order to adequately fulfill the roles and skills needed by the Board, the Committee will consider a host of core competencies that need to be represented on the Board. The Board as a whole should possess the following specific qualities or skills:

(a)	Accounting and Finance - Among the most important missions of the Board is ensuring that shareholder value is both enhanced through corporate performance and protected through adequate internal financial controls. The Board should have one or more directors with specific expertise in financial accounting and corporate finance.

(b)	Industry Knowledge - The Company continually faces new opportunities and challenges that are unique to its industry. The Board should try to have one or more members with appropriate and relevant knowledge regarding technology development.

(c)	Diversity - The Board believes that it is in its best interest to have members with a diverse set of skills, backgrounds and experiences in order to provide varying perspectives to issues confronting the Board. The Board should have members with specific skill sets acquired in diverse environments. Diversity of the Board (including geographic diversity) is an important goal in selecting new directors. Under no circumstances shall any of the following factors adversely affect a candidate’s consideration: gender, color, religion, age, disability, sexual orientation or national origin.

(d)	Strategy and Vision - A key Board role is to approve and monitor Company strategy to ensure the Company’s continued high performance. The Board should have one or more directors with the skills and capacity to provide strategic insight and direction by encouraging innovation, conceptualizing key trends, evaluating strategic decisions, and continuously challenging the organization to sharpen its vision.

Appendix B

APPLIED DIGITAL SOLUTIONS, INC.

2003 FLEXIBLE STOCK PLAN

APPLIED DIGITAL SOLUTIONS, INC.
2003 FLEXIBLE STOCK PLAN
TABLE OF CONTENTS

     APPLIED DIGITAL SOLUTIONS, INC.
2003 FLEXIBLE STOCK PLAN
NAME AND PURPOSE

     Name.

     The name of this Plan is the “Applied Digital Solutions, Inc. 2003 Flexible Stock Plan.”

     Purpose.

     The Company has established this Plan to attract, retain, motivate and reward Employees and other individuals, to encourage ownership of the Company’s common stock by Employees and other individuals, and to promote and further the best interests of the Company by granting cash and other awards. The Company also intends in appropriate circumstances to grant awards of its common stock in lieu of cash compensation pursuant to the mutual agreement of the Participant and the Company. This Plan is intended to be “Broadly Based” (as such term is used for purposes of rules promulgated by The National Association of Securities Dealers).

     DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION

     General Definitions.

     The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

Affiliate.

A Parent or Subsidiary of the Company.

Agreement.

The document which evidences the grant of any Benefit under the Plan and which sets forth the Benefit and the terms, conditions and provisions of, and restrictions relating to, such Benefit.

Benefit.

Any benefit granted to a Participant under the Plan.

Board.

The Board of Directors of the Company.

Cash Award.

A Benefit payable in the form of cash.

Change of Control.

The occurrence of any of the following:
A.	An acquisition of any common stock or other voting securities of the Company entitled to vote generally for the election of directors (the “Voting Securities”) by any “Person” or “Group” (as each such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person or Group, as the case may be, has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 20% of the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred, shares of common stock or Voting Securities that are acquired in a Non-Control Acquisition (as defined below) shall not constitute an acquisition which would cause a Change of Control. A “Non-Control Acquisition” shall mean an acquisition by (i) the Company, (ii) any Subsidiary or (ii) any employee benefit plan maintained by the Company or any Subsidiary, including a trust forming part of any such plan (an “Employee Benefit Plan”);

B.	When, during any 2-year period, individuals who, at the beginning of the 2-year period, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least 50% of the members of the Board; provided, however, that (i) if the election or nomination for election by the Company’s shareholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes hereof, be deemed to be a member of the Incumbent Board; and (ii) no individual shall be deemed to be a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or

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threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person or Group other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

C.	The consummation of:
(i) a merger, consolidation or reorganization involving the Company or any Subsidiary, unless the merger, consolidation or reorganization is a Non-Control Transaction. A “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company or any Subsidiary where:

(a)	the shareholders of the Company immediately prior to the merger, consolidation or reorganization own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the common stock or Voting Securities, as the case may be, immediately prior to the merger, consolidation or reorganization,

(b)	the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Corporation, and

(c)	no Person or Group, other than (1) the Company, (2) any Subsidiary, (3) any Employee Benefit Plan or (4) any other Person or Group who, immediately prior to the merger, consolidation or reorganization, had Beneficial Ownership of not less than 20% of the then outstanding Voting Securities or common stock, has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities or common stock;

(d)	A complete liquidation or dissolution of the Company; or
(e)	The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred solely because any Person or Group (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities or common stock of the Company as a result of an acquisition of Voting Securities or common stock by the Company which, by reducing the number of shares of Voting Securities or common stock then outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change of Control would have occurred (but for the operation of this sentence) as a result of the acquisition of Voting Securities or common stock by the Company, and after such acquisition by the Company, the Subject Person becomes the beneficial owner of any additional shares of Voting Securities or common stock, which increases the percentage of the then outstanding shares of Voting Securities or common stock beneficially owned by the Subject Person, then a Change of Control shall be deemed to have occurred.

Code.

The Internal Revenue Code of 1986, as amended. Any reference to the Code includes the regulations promulgated pursuant to the Code.

Company.

Applied Digital Solutions, Inc.

Committee.

The Committee described in Section 0.

Common Stock.

The Company’s common stock, which presently has a par value of $.01 per Share.

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Effective Date.

The date that the Plan is approved by the shareholders of the Company which must occur within one year before or after approval by the Board. Any grants of Benefits prior to the approval by the shareholders of the Company shall be void if such approval is not obtained.

Employee.

Any person employed by the Employer.

Employer.

The Company and all Affiliates.

Exchange Act.

The Securities Exchange Act of 1934, as amended.

Fair Market Value.

The closing price of Shares on the Nasdaq National Market on a given date, or, in the absence of sales on a given date, the closing price on the Nasdaq National Market on the last day on which a sale occurred prior to such date.

Fiscal Year.

The taxable year of the Company which is the calendar year.

ISO.

An Incentive Stock Option as defined in Section 422 of the Code.

NQSO.

A non-qualified stock Option, which is an Option that does not qualify as an ISO.

Option.

An option to purchase Shares granted under the Plan.

Other Stock Based Award.

An award under Section 18 that is valued in whole or in part by reference to, or otherwise based on, common stock.

Parent.

Any corporation (other than the Company or a Subsidiary) in an unbroken chain of corporations ending with the Company, if, at the time of the grant of an Option or other Benefit, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Participant.

An individual who is granted a Benefit under the Plan. Benefits may be granted only to Employees, members of the Board, (including former Employees and former members of the Board if in connection with their separation from the Company), employees and owners of entities which are not Affiliates but which have a direct or indirect ownership interest in an Employer or in which an Employer has a direct or indirect ownership interest, individuals who, and employees and owners of entities which, are customers and suppliers of an Employer, individuals who, and employees and owners of entities which, render services to an Employer, and individuals who, and employees and owners of entities, which have ownership or business affiliations with any individual or entity previously described.

Performance Based Compensation.

Compensation which meets the requirements of Section 162(m)(4)(C) of the Code.

Performance Share.

A Share awarded to a Participant under Section 0 of the Plan.

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Plan.

The Applied Digital Solutions, Inc. 2003 Flexible Stock Plan and all amendments and supplements to it.

Reload Option.

An Option to purchase the number of Shares used by a Participant to exercise an Option and to satisfy any withholding requirement incident to the exercise of such Option.

Restricted Stock.

Shares issued under Section 0 of the Plan.

Rule 16b-3.

Rule 16b-3 promulgated by the SEC, as amended, or any successor rule in effect from time to time.

SEC.

The Securities and Exchange Commission.

Share.

A share of common stock.

SAR.

A stock appreciation right, which is the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment.

Subsidiary.

Any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of grant of an Option or other Benefit, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Other Definitions.

     In addition to the above definitions, certain words and phrases used in the Plan and any Agreement may be defined in other portions of the Plan or in such Agreement.

Conflicts.

     In the case of any conflict in the terms of the Plan relating to a Benefit, the provisions in the section of the Plan which specifically grants such Benefit shall control those in a different section. In the case of any conflict between the terms of the Plan relating to a Benefit and the terms of an Agreement relating to a Benefit, the terms of the Plan shall control.

COMMON STOCK

Number of Shares.

     The number of Shares which may be issued or sold or for which Options, SARs or Performance Shares may be granted under the Plan shall be 2,600,000 Shares. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or both. The full number of Shares available may be used for any type of Option or other Benefit; provided, however, that the number of Shares that may be issued under ISOs shall not exceed 1,300,000.

Reusage.

     If an Option or SAR expires or is terminated, surrendered, or canceled without having been fully exercised, if Restricted Shares or Performance Shares are forfeited, or if any other grant results in any Shares not being issued, the Shares covered by such Option or SAR, grant of Restricted Shares, Performance Shares or other grant, as the case may be, shall again be available for use under the Plan. Any Shares which are used as full or partial payment to the Company upon exercise of an Option or for any other Benefit that requires a payment to the Company shall be available for purposes of the Plan.

Adjustments.

     If there is any change in the common stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or otherwise,

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the number of SARs and number and class of shares available for Options and grants of Restricted Stock, Performance Shares and Other Stock Based Awards and the number of Shares subject to outstanding Options, SARs, grants of Restricted Stock which are not vested, grants of Performance Shares which are not vested, and Other Stock Based Awards, and the price thereof, as applicable, shall be appropriately adjusted by the Committee.

ELIGIBILITY

Determined By Committee.

     The Participants and the Benefits they receive under the Plan shall be determined solely by the Committee. In making its determinations, the Committee shall consider past, present and expected future contributions of Participants and potential Participants to the Employer, including, without limitation, the performance of, or the refraining from the performance of, services. Unless specifically provided otherwise herein, all determinations of the Committee in connection with the Plan or an Agreement shall be made in its sole discretion.

ADMINISTRATION

Committee.

     The Plan shall be administered by the Committee. The Committee shall consist of the Board, unless the Board appoints a Committee of two or more but less than all of the Board. If the Committee does not include the entire Board, it shall serve at the pleasure of the Board, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee made at a meeting at which a quorum is present shall be made by a majority of its members present at the meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

Authority.

     Subject to the terms of the Plan, the Committee shall have discretionary authority to:

(a)	determine the individuals to whom Benefits are granted, the type and amounts of Benefits to be granted and the date of issuance and duration of all such grants;
(b)	determine the terms, conditions and provisions of, and restrictions relating to, each Benefit granted;
(c)	interpret and construe the Plan and all Agreements;
(d)	prescribe, amend and rescind rules and regulations relating to the Plan;
(e)	determine the content and form of all Agreements;
(f)	determine all questions relating to Benefits under the Plan;
(g)	maintain accounts, records and ledgers relating to Benefits;
(h)	maintain records concerning its decisions and proceedings;
(i)	employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable;
(j)	take, at any time, any action described in Section 9.1 or permitted by Section 9.2(a), irrespective of whether any Change of Control has occurred or is imminent;
(k)	determine, except to the extent otherwise provided in the Plan, whether and the extent to which Benefits under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Benefits are granted as the Committee determines to be necessary or appropriate to conform to such requirements; and

(l)	do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and carry out the purposes of the Plan.

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Delegation.

     Except as required by Rule 16b-3 with respect to grants of Options, Stock Appreciation Awards, Performance Shares, Other Stock Based Awards, or other Benefits to individuals who are subject to Section 0 of the Exchange Act or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to any Employee, Employees or committee.

Determination.

     All determinations of the Committee shall be final and binding on all persons.

AMENDMENT

Power of Board.

     Except as hereinafter provided, the Board shall have the sole right and power to amend the Plan at any time and from time to time.

Limitation.

     The Board may not amend the Plan, without approval of the shareholders of the Company:

(a)	in a manner which would cause Options which are intended to qualify as ISOs to fail to qualify;
(b)	in a manner which would cause the Plan to fail to meet the requirements of Rule 16b-3; or
(c)	in a manner which would violate applicable law.

TERM AND TERMINATION

Term.

     The Plan shall commence as of the Effective Date and, subject to the terms of the Plan, including those requiring approval by the shareholders of the Company and those limiting the period over which ISOs or any other Benefits may be granted, shall continue in full force and effect until terminated.

Termination.

     The Plan may be terminated at any time by the Board.

MODIFICATION OR TERMINATION OF BENEFITS

General.

     Subject to the provisions of Section 0, the amendment or termination of the Plan shall not adversely affect a Participant’s right to any Benefit granted prior to such amendment or termination.

Committee’s Right.

     Any Benefit granted may be converted, modified, forfeited or canceled, in whole or in part, by the Committee if and to the extent permitted in the Plan or applicable Agreement or with the consent of the Participant to whom such Benefit was granted. Except as may be provided in an Agreement, the Committee may, in its sole discretion, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Benefit.

CHANGE OF CONTROL

Vesting and Payment.

     In the event of a Change of Control:

(a)	all outstanding Options shall become fully exercisable, except to the extent that the right to exercise the Option is subject to restrictions established in connection with an SAR that is issued in tandem with the Option;

(b)	all outstanding SARs shall become immediately payable, except to the extent that the right to exercise the SAR is subject to restrictions established in connection with an Option that is issued in tandem with the SAR;

(c)	all Shares of Restricted Stock shall become fully vested;
(d)	all Performance Shares shall be deemed to be fully earned and shall be paid out in such manner as determined by the Committee; and
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(e)	all Cash Awards, Other Stock Based Awards and other Benefits shall become fully vested and/or earned and paid out in such manner as determined by the Committee.

Other Action.

     In the event of a Change of Control, the Committee, in its sole discretion, may, in addition to the provisions of Section 0 above and to the extent not inconsistent therewith:

(a)	provide for the purchase of any Benefit for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such Benefit;
(b)	make such adjustment to the Benefits then outstanding as the Committee deems appropriate to reflect such transaction or change; and/or
(c)	cause the Benefits then outstanding to be assumed, or new Benefits substituted therefor, by the surviving corporation in such change.

AGREEMENTS AND CERTAIN BENEFITS

Grant Evidenced by Agreement.

     The grant of any Benefit under the Plan may be evidenced by an Agreement which shall describe the specific Benefit granted and the terms and conditions of the Benefit. The granting of any Benefit shall be subject to, and conditioned upon, the recipient’s execution of any Agreement required by the Committee. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan, and the Agreement shall be subject to all of the terms of the Plan.

Provisions of Agreement.

     Each Agreement shall contain such provisions that the Committee shall determine to be necessary, desirable and appropriate for the Benefit granted which may include, but not necessarily be limited to, the following with respect to any Benefit: description of the type of Benefit; the Benefit’s duration; its transferability; if an Option, the exercise price, the exercise period and the person or persons who may exercise the Option; the effect upon such Benefit of the Participant’s death, disability, changes of duties or termination of employment; the Benefit’s conditions; when, if, and how any Benefit may be forfeited, converted into another Benefit, modified, exchanged for another Benefit, or replaced; and the restrictions on any Shares purchased or granted under the Plan.

Transferability.

     Unless otherwise specified in an Agreement or permitted by the Committee, each Benefit granted shall be not transferable other than by will or the laws of descent and distribution and shall be exercisable during a Participant’s lifetime only by him.

REPLACEMENT AND TANDEM AWARDS

Replacement.

     The Committee may permit a Participant to elect to surrender a Benefit in exchange for a new Benefit.

Tandem Awards.

     Awards may be granted by the Committee in tandem. However, no Benefit may be granted in tandem with an ISO except SARs.

PAYMENT, DIVIDENDS, DEFERRAL AND WITHHOLDING

Payment.

     Upon the exercise of an Option or in the case of any other Benefit that requires a payment by a Participant to the Company, the amount due the Company is to be paid:

(a)	in cash;
(b)	by the surrender of all or part of a Benefit (including the Benefit being exercised) including by means of a so-called “cashless exercise” of an option;
(c)	by the tender to the Company of Shares owned by the optionee and registered in his name having a Fair Market Value equal to the amount due to the Company;
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(d)	in other property, rights and credits deemed acceptable by the Committee, including the Participant’s promissory note;
(e)	by any combination of the payment methods specified in (a), (b), (c) and (d) above.

     Notwithstanding, the foregoing, any method of payment other than (a) may be used only with the consent of the Committee or if and to the extent so provided in an Agreement. The proceeds of the sale of Shares purchased pursuant to an Option and any payment to the Company for other Benefits shall be added to the general funds of the Company or to the Shares held in treasury, as the case may be, and used for the corporate purposes of the Company as the Board shall determine.

Dividend Equivalents.

     Grants of Benefits in Shares or Share equivalents may include dividend equivalent payments or dividend credit rights.

Deferral.

     The right to receive any Benefit under the Plan may, at the request of the Participant, be deferred for such period and upon such terms as the Committee shall determine, which may include crediting of interest on deferrals of cash and crediting of dividends on deferrals denominated in Shares.

Withholding.

     The Company may, at the time any distribution is made under the Plan, whether in cash or in Shares, or at the time any Option is exercised, withhold from such distribution or Shares issuable upon the exercise of an Option, any amount necessary to satisfy federal, state and local income and/or other tax withholding requirements with respect to such distribution or exercise of such Options. The Committee or the Company may require a participant to tender to the Company cash and/or Shares in the amount necessary to comply with any such withholding requirements.

OPTIONS

Types of Options.

     It is intended that both ISOs and NQSOs, which may be Reload Options, may be granted by the Committee under the Plan.

Grant of ISOs and Option Price.

     Each ISO must be granted to an Employee and granted within ten years from the earlier of the date of adoption by the Board or the Effective Date. The purchase price for Shares under any ISO shall be no less than the Fair Market Value of the Shares at the time the Option is granted.

Other Requirements for ISOs.

     The terms of each Option which is intended to qualify as an ISO shall meet all requirements of Section 422 of the Code.

NQSOs.

     The terms of each NQSO shall provide that such Option will not be treated as an ISO. The purchase price for Shares under any NQSO shall be no less than 85% of the Fair Market Value of the Shares at the time the Option is granted.

Determination by Committee.

     Except as otherwise provided in Section 0 through Section 0, the terms of all Options shall be determined by the Committee.

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SARS

Grant and Payment.

     The Committee may grant SARs. Upon electing to receive payment of a SAR, a Participant shall receive payment in cash, in Shares, or in any combination of cash and Shares, as the Committee shall determine.

Grant of Tandem Award.

     The Committee may grant SARs in tandem with an Option, in which case: the exercise of the Option shall cause a correlative reduction in SARs standing to a Participant’s credit which were granted in tandem with the Option; and the payment of SARs shall cause a correlative reduction of the Shares under such Option.

ISO Tandem Award.

     When SARs are granted in tandem with an ISO, the SARs shall have such terms and conditions as shall be required for the ISO to qualify as an ISO.

Payment of Award.

     SARs shall be paid by the Company to a Participant, to the extent payment is elected by the Participant (and is otherwise due and payable), as soon as practicable after the date on which such election is made.

ANNUAL LIMITATIONS

Limitation on Options and SARs.

     The number of (a) Shares covered by Options where the purchase price is no less than the Fair Market Value of the Shares on the date of grant plus (b) SARs which may be granted to any Participant in any Fiscal Year shall not exceed 500,000.

Computations.

     For purposes of Section 0: Shares covered by an Option that is canceled shall count against the maximum, and, if the exercise price under an Option is reduced, the transaction shall be treated as a cancellation of the Option and a grant of a new Option; and SARs covered by a grant of SARs that is canceled shall count against the maximum, and, if the Fair Market Value of a Share on which the appreciation under a grant of SARs will be calculated is reduced, the transaction will be treated as a cancellation of the SARs and the grant of a new grant of SARs.

RESTRICTED STOCK AND PERFORMANCE SHARES

Restricted Stock.

     The Committee may grant Benefits in Shares available under Section 0 of the Plan as Restricted Stock. Shares of Restricted Stock shall be issued and delivered at the time of the grant or as otherwise determined by the Committee, but shall be subject to forfeiture until provided otherwise in the applicable Agreement or the Plan. Each certificate representing Shares of Restricted Stock shall bear a legend referring to the Plan and the risk of forfeiture of the Shares and stating that such Shares are nontransferable until all restrictions have been satisfied and the legend has been removed. At the discretion of the Committee, the grantee may or may not be entitled to full voting and dividend rights with respect to all shares of Restricted Stock from the date of grant.

Cost of Restricted Stock.

     Unless otherwise determined by the Committee, grants of Shares of Restricted Stock shall be made at a per Share cost to the Participant equal to par value.

Non-Transferability.

     Shares of Restricted Stock shall not be transferable until after the removal of the legend with respect to such Shares.

Performance Shares.

     Performance Shares are the right of an individual to whom a grant of such Shares is made to receive Shares or cash equal to the Fair Market Value of such Shares at a future date in accordance with the terms and conditions of

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such grant. The terms and conditions shall be determined by the Committee, in its sole discretion, but generally are expected to be based substantially upon the attainment of targeted profit and/or performance objectives.

Grant.

     The Committee may grant an award of Performance Shares. The number of Performance Shares and the terms and conditions of the grant shall be set forth in the applicable Agreement.

CASH AWARDS

Grant.

     The Committee may grant Cash Awards at such times and (subject to Section 0) in such amounts as it deems appropriate.

Rule 16b-3.

     The amount of any Cash Award in any Fiscal Year to any Participant who is subject to Section 0 of the Exchange Act shall not exceed the greater of $100,000 or 100% of his cash compensation (excluding any Cash Award under this Section 0) for such Fiscal Year.

Restrictions.

     Cash Awards may be subject or not subject to conditions (such as an investment requirement), restricted or nonrestricted, vested or subject to forfeiture and may be payable currently or in the future or both.

OTHER STOCK BASED AWARDS AND OTHER BENEFITS

Other Stock Based Awards.

     The Committee shall have the right to grant Other Stock Based Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on the performance of the common stock, the grant of securities convertible into Shares, and the grant of Shares in lieu of the payment of cash compensation pursuant to the mutual agreement of the Participant and the Company.

Other Benefits.

     The Committee shall have the right to provide types of Benefits under the Plan in addition to those specifically listed, if the Committee believes that such Benefits would further the purposes for which the Plan was established.

MISCELLANEOUS PROVISIONS

Underscored References.

     The underscored references contained in the Plan are included only for convenience, and they shall not be construed as a part of the Plan or in any respect affecting or modifying its provisions.

Number and Gender.

     The masculine and neuter, wherever used in the Plan, shall refer to either the masculine, neuter or feminine; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

Unfunded Status of Plan.

     The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

Termination of Employment.

     If the employment of a Participant by the Company terminates for any reason, except as otherwise provided in an Agreement, all unexercised, deferred, and unpaid Benefits may be exercisable or paid only in accordance with rules established by the Committee. These rules may provide, as the Committee may deem appropriate, for the expiration, forfeiture, continuation, or acceleration of the vesting of all or part of the Benefits.

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Designation of Beneficiary.

     A Participant may file with the Committee a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Committee may from time to time prescribe) to exercise, in the event of the death of the Participant, an Option, or to receive, in such event, any Benefits. The Committee reserves the right to review and approve beneficiary designations. A Participant may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise any Option or to receive any Benefit, the Committee may determine to recognize only an exercise by the legal representative of the recipient, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Governing Law.

     This Plan shall be construed and administered in accordance with the laws of the State of Missouri.

Purchase for Investment.

     The Committee may require each person purchasing Shares pursuant to an Option or other award under the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares for investment and without a view to distribution or resale. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under all applicable laws, rules and regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

No Employment Contract.

     Neither the adoption of the Plan nor any Benefit granted hereunder shall confer upon any Employee any right to continued employment nor shall the Plan or any Benefit interfere in any way with the right of the Employer to terminate the employment of any of its Employees at any time.

No Effect on Other Benefits.

     The receipt of Benefits under the Plan shall have no effect on any benefits to which a Participant may be entitled from the Employer, under another plan or otherwise, or preclude a Participant from receiving any such benefits.

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     Appendix C

NON-QUALIFIED STOCK OPTION AWARD
APPLIED DIGITAL SOLUTIONS, INC.
RESTATED TO REFLECT THE REVERSE STOCK SPLIT AS OF APRIL 5, 2004

Name of Option Recipient: J. Michael Norris

     On January 12, 2004, the Company awarded you a stock option. You were granted an option to buy 2,500 Shares of the Common Stock at the price of $4.50 per share on or after the dates shown in the following schedule:

Date	Number of Shares for Which Option is First Exercisable
January 12, 2005	833
January 12, 2006	833
January 12, 2007	834

and no later than January 12, 2012 (the “Option Expiration Date”).

     IMPORTANT: By signing below, you agree to be bound by, and acknowledge receipt of, the attached Terms and Conditions of this Non-Qualified Stock Option Award. Furthermore, although this option is not being awarded to you pursuant to the Applied Digital Solutions, Inc., 2003 Flexible Stock Plan (the “Plan”), the rules and terms of the Plan shall be incorporated herein and apply to your option as if it were being granted under the Plan (except to the extent the Plan conflicts with this letter, in which case, this letter shall govern).

APPLIED DIGITAL SOLUTIONS, INC. /s/ Kay E. Langsford-Loveland Kay E. Langsford-Loveland Vice President, Administration

Read and agreed to this

3 day of June, 2004.

/s/ J. Michael Norris
J. Michael Norris

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NON-QUALIFIED STOCK OPTION AWARD
APPLIED DIGITAL SOLUTIONS, INC.
RESTATED TO REFLECT THE REVERSE STOCK SPLIT AS OF APRIL 5, 2004

Name of Option Recipient: J. Michael Norris

     On January 12, 2004, the Company awarded you a stock option. You were granted an option to buy 22,500 Shares of the Common Stock at the price of $4.50 per share on or after January 12, 2006, and on or before January 12, 2013 (the “Option Expiration Date”).

     IMPORTANT: By signing below, you agree to be bound by, and acknowledge receipt of, the attached Terms and Conditions of this Non-Qualified Stock Option Award. Furthermore, although this option is not being awarded to you pursuant to the Applied Digital Solutions, Inc., 2003 Flexible Stock Plan (the “Plan”), the rules and terms of the Plan shall be incorporated herein and apply to your option as if it were being granted under the Plan (except to the extent the Plan conflicts with this letter, in which case, this letter shall govern).

APPLIED DIGITAL SOLUTIONS, INC. /s/ Kay E. Langsford-Loveland Kay E. Langsford-Loveland Vice President, Administration

Read and agreed to this

3 day of June, 2004.

/s/ J. Michael Norris
J. Michael Norris

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TERMS AND CONDITIONS

NON-QUALIFIED STOCK OPTION AWARD GRANTED UNDER

APPLIED DIGITAL SOLUTIONS, INC.

2003 FLEXIBLE STOCK PLAN

1.   Definitions

(a)	Committee	The Committee (or, in certain cases, its designees) who administers the Stock Option Plan.
(b)	Company	Applied Digital Solutions Inc., a Missouri corporation.
(c)	Option	The option granted by the Option Award.
(d)	Option Award	The Non-Qualified Stock Option Award to which the Terms and Conditions are attached together with, except where the context requires otherwise, these Terms and Conditions.
(e)	Participant	The recipient of an Option Award.
(f)	Stock Option Plan	Applied Digital Solutions, Inc. 2003 Flexible Stock Plan, as amended.

All capitalized terms not otherwise defined herein shall have the meanings given to such terms by the Stock Option Plan.

2.   Evidence of Option Grant and Option not an Incentive Stock Option

     The Option Award evidences a grant to the Participant of an Option to purchase that number of Shares (“Optioned Shares”) of the par value $.001 per share Common Stock of the Company (“Stock”) set forth on the Option Award. The Participant may exercise the Option as shown on the Option Award. In no event shall the Option or any part of the Option be exercisable after the “Option Expiration Date”. The Option shall not be treated as an “Incentive Stock Option”, as defined in Section 422 of the Internal Code of 1986, as amended (“Code”), notwithstanding the fact that certain provisions of these Terms and Conditions incorporate portions of Code Section 422 and/or comply with the requirements of such section.

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3.   Exercise of Option

     Option shall be exercised by the Participant delivering a written notice of exercise to the Company’s corporate headquarters at 400 Royal Palm Way, Suite 410, Palm Beach, Florida 33480. This notice shall specify the number of Optioned Shares the Participant then desires to purchase.

4.   Payment of Option Price

     Payment for the Shares purchased under the Option shall be made to the Company in cash (including cashier’s check, bank draft or money order).

In addition to the foregoing methods of payment, payment of the Option price may, at the discretion of the Committee, be made in whole or in part in other property, rights and credits, including the Participant’s promissory note.

5.   Form of Notice of Exercise

     The Participant’s notice as required by Section 3 shall be signed by the Participant and shall be in substantially the following form with appropriate adjustments depending on how the Option price is paid:

“I hereby exercise my Option to purchase __________ Shares in accordance with my Option Award dated ____________, _____, granted under the Company’s 2003 Flexible Stock Plan.
The aggregate Option price of the Shares I am purchasing is $____________. I hereby tender in payment of such price my cashier’s check, bank draft or money order made payable to the Company in the amount of $__________. If the Shares purchased have not been registered under the Securities Act of 1933, I hereby further represent to the Company that I am acquiring the _________ Shares that I am purchasing solely for investment and solely for my own account and that I have no present intention of selling or offering for sale any of such Shares to any other person or persons.”

6.   Stock Certificates

     Upon the exercise of the Option solely for cash or cash and property (other than Stock), rights and/or credits specifically permitted by the Committee, the Participant shall be entitled to one Stock certificate evidencing the Shares acquired upon exercise.

7.   Legends on Certificates

     The certificate or certificates to be issued under Section 6 shall be issued as soon as practicable. Such certificate or certificates shall contain thereon a legend in substantially the following form if the Shares evidenced by such certificate have not been registered under the Securities Act of 1933, as amended:

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“The shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state law. They may not be offered for sale, sold, transferred or pledged without (1) registration under the Securities Act of 1933 and any applicable state law, or (2) at holder’s expense, an opinion (satisfactory to the Company) that registration is not required.”

The certificates shall also contain such other legends as may be appropriate or required by law, such as a legend relating to any shareholders agreement that may apply to the Shares.

8.   Termination of Employment; Nonassignability

       8.1   Voluntary Quit or Termination for Cause After Option is Vested. If, on or after the date that the Option shall have first become exercisable, the Participant’s employment shall be terminated by the Participant prior to age 65, or by the Employer for “Cause”, as defined below, then the Participant’s full interest in the Option shall terminate on the date of such termination of employment and all rights thereunder shall cease. Whether a Participant’s employment is terminated for Cause shall be determined by the Committee. Cause shall include, but not be limited to gross negligence, willful misconduct, flagrant or repeated violations of the Employer’s policies, rules or ethics, a material breach by the Participant of any employment agreement between the Participant and the Employer, intoxication, substance abuse, sexual or other unlawful harassment, disclosure of confidential or proprietary information, engaging in a business competitive with the Employer, or dishonest, illegal or immoral conduct. The employment of a member of the board of directors of an Employer (“Director”) shall be terminated when he ceases to be a Director. If a Participant is both a Director and an Employee, his employment shall not be deemed to have been terminated as long as he remains a Director or an Employee, as the case may be.

       8.2   Other Termination After Option is Vested. If, on or after the date that the Option shall first have become exercisable, the Participant’s employment shall be terminated for disability (as such term is defined at Section 422(c)(6) of the Code), death, termination by the Employer without Cause, or termination by the Participant after he has attained age 65, the Participant or his personal representative and/or beneficiary, as the case may be, shall have the right (but not later than the Option Expiration Date) to exercise such Option to the extent that such Option or any installment thereof shall have accrued at the date of such termination of employment and shall not have been exercised. The employment of a Director shall be deemed to have been terminated by the Employer without Cause if the Participant ceases to serve in such position solely due to the failure to be reelected or reappointed, as the case may be, and such failure is not a result of an act or omission which would constitute Cause.

       8.3   Option Not Vested. If the Participant’s employment shall terminate before the Option shall have first become exercisable, then the Participant’s full interest in the Option shall terminate and all rights thereunder shall cease.

       8.4   Non-Transferability of Rights; Designation of Beneficiaries. The Option shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution or as provided in this Section 8.4. During the lifetime of the Participant the Option shall be exercisable only by the Participant. The Participant, however, may file with the Company a written designation of a beneficiary or beneficiaries to exercise, in the event of death of the Participant, the Option granted hereunder, subject to all of the provisions of this Section 8. A Participant may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise the Option, the Committee may determine to recognize only

3

an exercise by the personal representative of the estate of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

       8.5   Deemed Termination of Employment and Transfer. If the Employer that employs the Participant (or of which the Participant is a Director) ceases to be an Employer, the Participant’s employment shall be deemed to have been terminated by such Employer without Cause as of the date that it ceases to be an Employer. The transfer of a Participant’s employment (or a Director’s service as a Director) from one Employer to another Employer shall not be deemed a termination of employment.

9.    Withholding

     The Company or any Affiliate that employs the Participant shall have the right to deduct any sums that federal, state or local tax law requires to be withheld with respect to the exercise of the Option, or as otherwise may be required by such laws. The Company or any such Affiliate may require as a condition to issuing Stock upon the exercise of the Option that the Participant or other person exercising the Option pay any sum that federal, state or local tax law requires to be withheld with respect to such exercise. In the alternative, the Participant or other person exercising the Option, may elect to pay such sums to the Company or the Affiliate delivering written notice of that election to the Company’s corporate headquarters at 400 Royal Palm Way, Suite 410, Palm Beach, Florida 33480, prior to or concurrently with exercise. There is no obligation that the Participant be advised of the existence of the tax or the amount which the employer corporation will be so required to withhold.

10.   Right to Exercise Acceleration

       On or before the Option Expiration Date, the Option shall be immediately exercisable in full upon a Change of Control or upon the occurrence of any of the following events:

(a)	the acquisition with the approval of the Board by any person or entity other than the Company or a related entity of more than 50% of the combined voting securities of the Company on a fully diluted and/or converted basis through a tender offer, exchange offer or otherwise;

(b)	the sale or disposition of all or substantially all of the Company’s assets unless shareholders of the Company prior to such sale or disposition own at least 50% of the voting stock on a fully diluted and/or converted basis of the purchaser and the purchaser assumes the Option on a financially equivalent basis;

(c)	a merger or consolidation involving the Company where shareholders of the Company do not own at least 50% of the voting stock of the surviving entity on a fully diluted and/or converted basis; or
(d)	any time during any two year period in which individuals who constituted the Board at the start of such period (or, except for a transaction described in (a) or (c), whose election was approved by at least two-thirds of the then members of the Board who were members at the start of the two year period, do not constitute at least 50% of the Board for any reason.

11.   Stock Option Plan Controls

     The Option Award and these Terms and Conditions are subject to all terms and provisions of the Stock Option Plan which is incorporated herein by reference. In the event of any conflict, the Stock Option Plan shall control over the Option Award and these Terms and Conditions.

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PROXY
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
APPLIED DIGITAL SOLUTIONS, INC.

     Michael E. Krawitz and Evan C. McKeown, or either of them, are appointed by the undersigned as proxies (the “Proxies”), each with power of substitution, to represent and vote the shares of stock of Applied Digital Solutions, Inc. (the “Company”), which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on July 24, 2004, at 9:00 a.m., Eastern Daylight Savings Time, at the Delray Beach Marriott Hotel, 10 North Ocean Boulevard, Delray Beach, Florida 33483, and at any postponements or adjournments thereof (the “Annual Meeting”) as if the undersigned were present and voting at the meeting.

1.	Election of Directors;

Note: Unless otherwise indicated, the shares represented by this proxy will be voted FOR each nominee and appointee named below. NOMINEES:
Scott R. Silverman and Michael S. Zarriello
FOR the nominees (except as written on the line below)	☐
WITHHOLD AUTHORITY TO VOTE for all the nominees listed above	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee write the nominee’s name on the line below.)

APPOINTEE: J. Michael Norris
FOR the appointee	☐
WITHHOLD AUTHORITY TO VOTE for the appointee listed above	☐
2.	Ratification of the appointment of Eisner LLP as independent auditors of the Company for the year ending December 31, 2004;

FOR  ☐                                             AGAINST  ☐                                             ABSTAIN  ☐

3.	Approval of an amendment of the Company’s 2003 Flexible Stock Plan to increase the number of authorized shares of common stock issuable under the plan from 1,400,000 to 2,600,000 shares;

FOR  ☐                                             AGAINST  ☐                                             ABSTAIN  ☐

4.	Ratification of options granted to a new director of the Company; and

FOR  ☐                                             AGAINST  ☐                                             ABSTAIN  ☐

5.	In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS SET FORTH ABOVE AND, WHERE NO DIRECTIONS ARE GIVEN, SUCH SHARES WILL BE VOTED FOR THE NOMINEES AND APPOINTEE FOR DIRECTOR NAMED ABOVE AND FOR EACH PROPOSAL REFERRED TO ABOVE.

Dated ___________________, 2004

___________________________
Signature

___________________________
Signature

     Please sign, date and return this proxy in the enclosed envelope. Joint Owners should each sign this proxy. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should give their full title.